Exhibit 10.1

EXECUTION VERSION

SILICON VALLEY BANK

CREDIT AGREEMENT

$20,000,000 SENIOR SECURED CREDIT FACILITIES

CREDIT AGREEMENT

dated as of October 24, 2014,

among

VIOLIN MEMORY, INC.

as the Borrower,

CERTAIN SUBSIDIARIES OF VIOLIN MEMORY, INC.,

as Subsidiary Borrowers,

THE LENDERS PARTY HERETO FROM TIME TO TIME,

and

SILICON VALLEY BANK,

as Administrative Agent

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

SCHEDULES
Schedule 1.1A:	Commitments
Schedule 4.4:	Governmental Approvals, Consents, Authorizations, Filings and Notices
Schedule 4.5:	Requirements of Law
Schedule 4.6:	Litigation
Schedule 4.15:	Subsidiaries
Schedule 4.17:	Environmental Matters
Schedule 4.19(a):	Financing Statements and Other Filings
Schedule 7.2(d):	Reserved
Schedule 7.3(f):	Existing Liens
Schedule 7.8	Existing Investments

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), dated as of October 24, 2014, is entered into by and among VIOLIN MEMORY, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower that have become co-borrowers hereunder pursuant to the delivery of Subsidiary Borrower Joinder Agreements in accordance with Section 6.12(b) (each a “Subsidiary Borrower” and, collectively, the “Subsidiary Borrowers” and, together with the Borrower, each a “Co-Borrower” and, collectively, the “Co-Borrowers”), the banks and other financial institutions or entities from time to time parties to this Agreement (each a “Lender” and, collectively, the “Lenders”), and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Co-Borrowers desire to obtain financing for working capital purposes;

WHEREAS, the Lenders have agreed to extend certain credit facilities to the Co-Borrowers, upon the terms and conditions specified in this Agreement, in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding, consisting of (a) a Formula-Based Revolving Facility in an aggregate principal amount of up to $20,000,000 (subject to the limitations on availability specified in Section 2.4) and (b) a Non-Formula-Based Revolving Facility, as a subfacility of and not in addition to the Formula-Based Revolving Facility, in an aggregate principal amount of up to $10,000,000 (subject to the limitations on availability specified in Section 2.4);

WHEREAS, the Borrower has secured, and when formed or acquired pursuant to Section 6.12, each Subsidiary Borrower has agreed to secure, all of its respective Obligations by granting to the Administrative Agent, for the ratable benefit of the Secured Parties, a first priority lien (subject to Liens permitted by the Loan Documents) in the Collateral of the Borrower and such Subsidiary Borrower, in each case, pursuant to the terms of the Guarantee and Collateral Agreement and the other Security Documents; and

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS

1.1 Defined Terms. As used in this Agreement (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect for such day plus 0.50%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate.

“ABR Loans”: Formula-Based Revolving Loans or Non-Formula-Based Revolving Loans, as applicable, the rate of interest applicable to which is based upon the ABR.

“Account Debtor”: any Person who may become obligated to any Person under, with respect to, or on account of, an Account or other Collateral. Unless otherwise stated, the term “Account Debtor,” when used herein, shall mean an Account Debtor in respect of an Account of the Borrower.

“Account” means any Account Receivable of the Borrower.

“Accounts Receivable” has the meaning set forth in the Guarantee and Collateral Agreement.

“Addendum”: an instrument, substantially in the form of Exhibit G, by which a Lender becomes a party to this Agreement.

“Administrative Agent”: SVB, as the administrative agent under this Agreement and the other Loan Documents (other than the Warrant), together with any of its successors in such capacity.

“Affected Lender”: as defined in Section 2.23.

“Affiliate”: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties”: is defined in Section 10.2(d)(ii).

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (a) the amount of such Lender’s Formula-Based Revolving Commitment then in effect or, if the Formula-Based Revolving Commitments have been terminated, the amount of such Lender’s Formula-Based Revolving Extensions of Credit then outstanding, plus (b) the amount of such Lender’s Non-Formula-Based Revolving Commitment then in effect or, if the Non-Formula-Based Revolving Commitments have been terminated, the amount of such Lender’s Non-Formula-Based Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: as defined in the preamble hereto.

“Agreement Currency”: as defined in Section 10.19.

“Applicable Margin”: is (a) for any day, with respect to any Formula-Based Revolving Loan or Non-Formula-Based Revolving Loan that is an ABR Loan, a rate per annum equal to 2.00%, and (b) for any day, with respect to any Formula-Based Revolving Loan that is a Eurodollar Loan, a rate per annum equal to 5.00%.

“Approved Fund”: any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group”: two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.6), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.

“Assumption Agreement”: is an Assumption Agreement in substantially the form of Annex 1 to the Guarantee and Collateral Agreement.

“Available Formula-Based Revolving Commitments”: at any time, an amount equal to the sum of (a) the lesser of (i) the Total Formula-Based Revolving Commitments in effect at such time and (ii) the Borrowing Base in effect at such time minus (b) the aggregate principal balance of any Formula-Based Revolving Loans outstanding at such time; provided that, pursuant to Section 2.4(a), the principal amount of all Formula-Based Revolving Loans outstanding at any time, when added to the aggregate principal amount of any Non-Formula-Based Revolving Loans outstanding at such time, shall not exceed $20,000,000.

“Available Non-Formula-Based Revolving Commitments”: at any time, an amount equal to the sum of (a) the Total Non-Formula-Based Revolving Commitments in effect at such time minus (b) the aggregate principal balance of any Non-Formula-Based Revolving Loans outstanding at such time; provided that, pursuant to Section 2.4(b), the principal amount of all Non-Formula-Based Revolving Loans outstanding at any time, when added to the aggregate principal amount of any Formula-Based Revolving Loans outstanding at such time, shall not exceed $20,000,000.

“Available Revolving Commitments”: at any time, an amount equal to the sum of (a) the Available Formula-Based Revolving Commitments in effect at such time, plus (b) the Available Non-Formula Based Revolving Commitments in effect at such time.

“Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy.”

“Benefitted Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board-Approved Cash Investment Policy”: is that certain board-approved Cash Investment Policy of the Borrower in the form delivered to the Administrative Agent prior to the Closing Date, with such changes to such Cash Investment Policy as are approved by the Administrative Agent after the Closing Date.

“Borrower”: as defined in the preamble hereto.

“Borrowing Base”: as of any date of determination by the Administrative Agent, from time to time, an amount equal to the sum as of such date of up to (a) 80% of the book value of Eligible Accounts as of such date, minus (b) the amount of any Reserves established by the Administrative Agent as of such date.

“Borrowing Base Certificate”: a certificate to be executed and delivered from time to time by the Borrower in substantially the form of Exhibit I, or in such other form as shall be acceptable in form and substance to the Administrative Agent.

“Borrowing Date”: is, with respect to any Revolving Loan, any Business Day specified by the Borrower in a Notice of Borrowing as a date on which the Borrower requests the relevant Lenders to make Revolving Loans hereunder. For the avoidance of doubt, Non-Formula-Based Revolving Loans may only be requested and made hereunder during a Non-Formula-Based Revolving Availability Period when no Liquidity Event exists.

“Business”: as defined in Section 4.17(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law to close; provided that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing; provided, however, that any Permitted Convertible Indebtedness and any other Indebtedness convertible into Equity Interests shall not constitute Capital Stock prior to the date of any applicable conversion.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Casualty Event”: any damage to or any destruction of, or any condemnation or other taking by any Governmental Authority of any property of the Loan Parties.

“Change of Control”: (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more of the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis); (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or (c) at any time, the Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of each Subsidiary Borrower free and clear of all Liens (except Liens permitted by Section 7.3).

“Closing Date”: the date on which all of the conditions precedent set forth in Section 5.1 are satisfied or waived by the Administrative Agent and, as applicable, the Lenders or the Required Lenders.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Information Certificate”: the Collateral Information Certificate to be executed and delivered by the Loan Parties pursuant to Section 5.1, which certificate shall be in form and substance satisfactory to the Administrative Agent.

“Collateral-Related Expenses”: all costs and expenses of the Administrative Agent paid or incurred in connection with any sale, collection or other realization on the Collateral, including reasonable compensation to the Administrative Agent and its agents and counsel, and reimbursement for all other costs, expenses and liabilities and advances made or incurred by the Administrative Agent in connection therewith (including as described in Section 6.6 of the Guarantee and Collateral Agreement), and all amounts for which the Administrative Agent is entitled to indemnification under the Security Documents and all advances made by the Administrative Agent under the Security Documents for the account of any Loan Party.

“Commitment”: as to any Lender, the sum of (a) its Formula-Based Revolving Commitment and (b) its Non-Formula-Based Revolving Commitment.

“Commitment Fee”: as defined in Section 2.9(c).

“Commitment Fee Rate”: is, with respect to the Formula-Based Revolving Facility, a rate per annum equal to 0.300%

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. section 1 et seq.), as amended from time to time, and any successor statute.

“Communications”: is defined in Section 10.2(d)(ii).

“Compliance Certificate”: a certificate duly executed by a Responsible Officer of the Borrower substantially in the form of Exhibit B.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Liabilities”: at any date, the sum of (a) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of such date, plus (b) without duplication, the aggregate principal amount of all Revolving Loans outstanding as of such date.

“Consolidated Interest Expense”: for any period, accretion of warrants and total cash interest expense (including that portion of any Capital Lease Obligations that is treated as interest in accordance with GAAP and any non-cash interest expense or accretion or amortization of debt discount on Permitted Convertible Indebtedness) of the Borrower and its consolidated Subsidiaries for such period with respect to all outstanding Indebtedness of such Persons (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Quick Assets”: as of any date of determination, the sum of (a) all unrestricted cash and Cash Equivalents (other than to the extent constituting proceeds of any Non-Formula-Based Revolving Loan) that are maintained in Deposit Accounts or Securities Accounts, in any such case, with SVB or one of its Affiliates as of such date plus (b) all net accounts receivable that would appear on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP; provided that the aggregate of the amounts specified in clause (a) above shall at all times equal or exceed $30,000,000.

“Consolidated Quick Ratio”: as of the last day of any period, the ratio of (a) Consolidated Quick Assets as of such day to (b) the sum of (i) Consolidated Current Liabilities as of such day minus (ii) the aggregate amount of Deferred Revenue of the Borrower and its consolidated Subsidiaries as of such day (to the extent included in Consolidated Current Liabilities as of such day) plus (iii) the aggregate principal amount of all Formula-Based Revolving Loans outstanding as of such day.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement”: any account control agreement entered into among Administrative Agent, any Loan Party and the depository institution or securities intermediary at which such Loan Party maintains a Deposit Account or Securities Account, which is required to be subject to the control of the Administrative Agent pursuant to any Loan Document, pursuant to which account control agreement the Administrative Agent obtains control (within the meaning of the UCC or any other applicable law) over such Deposit Account or Securities Account of such Loan Party.

“Controlled Account”: each Deposit Account and Securities Account that is subject to a Control Agreement in form and substance reasonably satisfactory to the Administrative Agent or is otherwise subject to the “control” of the Administrative Agent under Section 9104(a) of the UCC.

“Copyright License”: any written agreement which (a) names a Loan Party as licensor or licensee and (b) grants any right under any Copyright to a Loan Party, including any rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights”: (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, together with the underlying works of authorship (including titles), whether registered or unregistered and whether published or unpublished, all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any copyrights, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the U.S. Copyright Office, and (b) the right to obtain any renewals thereof.

“Debtor Relief Laws”: the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default”: any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Rate”: as defined in Section 2.15(d).

“Defaulting Lender”: subject to Section 2.24(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Deferred Revenue”: all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue in accordance with GAAP.

“Deposit Account”: any “deposit account” as defined in the UCC with such additions to such term as may hereafter be made.

“Deposit Account Control Agreement”: any Control Agreement entered into by the Administrative Agent, a Loan Party and a financial institution holding a Deposit Account of such Loan Party pursuant to which the Administrative Agent is granted “control” (for purposes of the UCC) over such Deposit Account.

“Designated Deposit Account”: is the Deposit Account of the Borrower maintained at SVB and designated from time to time as a “Designated Deposit Account” for purposes of Section 6.3(c).

“Designated Jurisdiction”: any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Discharge of Obligations”: subject to Section 10.8, the satisfaction of the Obligations by the payment in full, in cash of the principal of and interest on or other liabilities relating to each Loan, all fees and all other expenses or amounts payable under any Loan Document (other than the Warrant and other than with respect to inchoate indemnification obligations and any other obligations which pursuant to the terms of any Loan Document (other than the Warrant) specifically survive repayment of the Loans for which no claim has been made), to the extent (a) no default or termination event shall have occurred and be continuing thereunder and (b) the aggregate Commitments of the Lenders are terminated. Notwithstanding the foregoing, in connection with any “Discharge of Obligations” or any payoff letter (however designated) relating thereto, the Warrant shall not be deemed to be a Loan Document and the obligations of the Borrower under the Warrant shall survive such “Discharge of Obligations” and the termination of the Loan Documents.

“Disposition”: with respect to any property (including, without limitation, any Capital Stock of any Person), any sale, lease, Sale Leaseback Transaction, assignment, conveyance, transfer, encumbrance or other disposition thereof and any issuance of Capital Stock of the Borrower or any of its Subsidiaries. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock”: is any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Loans mature. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of any Loan Party organized under the laws of any jurisdiction within the United States.

“Eligible Accounts”: all of the Accounts owned by the Borrower and reflected in the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent, except any such Account as to which any of the exclusionary criteria set forth below applies. The Administrative Agent shall have the right, at any time and from time to time after the Closing Date, to establish, modify or eliminate Reserves against Eligible Accounts, or, acting in its commercially reasonable good faith business judgment, to adjust or supplement any of the criteria set forth below, to establish new criteria, and to adjust advance rates with respect to Eligible Accounts or to reflect changes in the collectability or realization values of such Accounts arising or discovered by the Administrative Agent after the Closing Date. Eligible Accounts shall not include any Account of the Borrower:

(a) that does not arise from the sale of goods or the performance of services by the Borrower in the ordinary course of its business;

(b)(i) upon which the Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever (other than any such contingencies or conditions that have already been satisfied) or (ii) as to which the Borrower is not able to bring suit or otherwise enforce its remedies against the applicable Account Debtor through judicial process or arbitration, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or services rendered pursuant to a contract under which the applicable Account Debtor’s obligation to pay is subject to the Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account in writing (but only to the extent of the amount subject to such defense, counterclaim, setoff or dispute);

(d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(e) with respect to which an invoice, reasonably acceptable to the Administrative Agent in form and substance and consistent with the Borrower’s past business practices, has not been sent to the applicable Account Debtor (but excluding the amount of any non-refundable deposits that are required to be paid by the applicable Account Debtor);

(f) that (i) is not owned by the Borrower or (ii) is subject to any Lien of any other Person, other than Liens in favor of the Administrative Agent (held for the ratable benefit of the Secured Parties);

(g) that arises from a sale to any director, officer, other employee or Affiliate of any Loan Party, or to any entity that has any common officer or director with any Loan Party;

(h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless the Administrative Agent, in its sole discretion, has agreed to the contrary in writing and the Borrower, if necessary or desirable in the reasonable determination of the Administrative Agent, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof;

(i)(A) that is the obligation of an Account Debtor located in a foreign country and that is not billed for and collected in the United States, (B) that is the obligation of an Account Debtor located in a foreign country and that is billed for and collected in the United States, but the Accounts of which Account Debtor the Administrative Agent has determined, acting in its commercially reasonable good faith business judgment, are not Eligible Accounts, and (C) that (1) is the obligation of an Account Debtor located in a foreign country and that is billed for and collected in the United States, and (2) is not deemed ineligible under clause (B) of this subsection (i), but that, when taken together at any time with all such other Accounts of the type described in this clause (C), constitutes at such time in excess of 40% of the aggregate amount of the Borrowing Base in effect at such time;

(j) to the extent any Group Member is liable to the applicable Account Debtor related to such Account for goods sold or services rendered or to be rendered by such Group Member, but only to the extent of the potential offset;

(k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the applicable Account Debtor is or may be conditional (but only to the extent that any such delivery condition then applies);

(l) that is in default; provided that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i) such Account is not paid within ninety (90) days following its original invoice date (irrespective of whether the payment terms relating to such Account permit payment after the 90th day following such original invoice date);

(ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii) a petition is filed by or against the Account Debtor obligated upon such Account under any Debtor Relief Law and such petition has not been removed, withdrawn or vacated;

(m) that is owed by an Account Debtor where 50% or more of the aggregate Dollar amount of all Accounts owing by such Account Debtor are unpaid ninety (90) days following the applicable original invoice dates relating to such Accounts (irrespective of whether the payment terms relating to any such Accounts permit payment after the 90th day following such original invoice dates);

(n) as to which the Administrative Agent’s Lien is not a first priority perfected Lien;

(o) as to which any of the representations or warranties in the Loan Documents are untrue;

(p) to the extent such Account exceeds any credit limit established by the Administrative Agent, in its reasonable credit judgment;

(q) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed 25% of all Eligible Accounts;

(r) that is payable in any currency other than Dollars, euros, British pound sterling or Japanese yen (unless converted into Dollars on terms reasonably satisfactory to the Administrative Agent);

(s) owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of the Borrower’s complete performance (but only to the extent of the amount withheld (sometimes called retainage billings);

(t) subject to contractual arrangements between the Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements and where the Account Debtor has a right of setoff for damages suffered as a result of the Borrower’s failure to perform in accordance with the contract setting forth such requirements (sometimes called contracts accounts receivable, progress billings, milestone billings or fulfillment contracts);

(u) subject to trust provisions, subrogation rights of a bonding company or a statutory trust;

(v) payment by the applicable Account Debtor in respect of which Account is not deposited by such Account Debtor directly into the Designated Deposit Account;

(w) the instruments, chattel paper, security agreements, guarantees and/or other documents, information or property evidencing or securing which Account are subject to written confidentiality covenants of the Borrower expressly prohibiting the delivery of such items to the Administrative Agent or an attorney client privilege which is not waivable by the Borrower; or

(x) for which the Administrative Agent, acting in its commercially reasonable good faith business judgment, determines collection to be doubtful.

Any Account of the Borrower which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing eligibility requirements, shall forthwith cease to be an Eligible Account until such time as such Account shall again meet all of the foregoing requirements.

“Eligible Assignee”: any Person that meets the requirements to be an assignee under Section 10.6(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.6(b)(iii)).

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“Environmental Liability: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) a violation of an Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests”: with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA”: the Employee Retirement Income Security Act of 1974, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

“ERISA Affiliate”: each business or entity which is, or within the last six years was, a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” with any Loan Party within the meaning of Section 414(b), (c) or (m) of the Code, required to be aggregated with any Loan Party under Section 414(o) of the Code, or is, or within the last six years was, under “common control” with any Loan Party, within the meaning of Section 4001(a)(14) of ERISA.

“ERISA Event”: any of (a) a reportable event as defined in Section 4043 of ERISA with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (b) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Pension Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following 30 days; (c) a withdrawal by any Loan Party or any ERISA Affiliate thereof from a Pension Plan or the termination of any Pension Plan resulting in liability under Sections 4063 or 4064 of ERISA; (d) the withdrawal of any Loan Party or, to the knowledge of any Loan Party, any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Loan Party or, to the knowledge of any Loan Party, any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) the imposition of liability on any Loan Party or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the failure by any Loan Party or any ERISA Affiliate thereof to make any required contribution to a Pension Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (i) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (j) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate thereof; (k) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan; (l) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Loan Party or any Subsidiary thereof may be directly or indirectly liable; (m) the occurrence of an act or omission which could give rise to the imposition on any Loan Party or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (n) the assertion of a material claim (other than routine claims for benefits) against any Pension Plan or the assets thereof, or against any Loan Party or any Subsidiary thereof in connection with any such Pension Plan; (o) receipt from the IRS of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; or (p) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Loan Party or any ERISA Affiliate thereof, in either case pursuant to Title I or IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code.

“ERISA Funding Rules”: the rules regarding minimum required contributions (including any installment payment thereof) to Pension Plans, as set forth in Section 412 of the Code and Section 302 of ERISA, with respect to Plan years ending prior to the effective date of the Pension Protection Act of 2006, and thereafter, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent by reference to the ICE Benchmark Administration (or any successor thereto if the ICE Benchmark Administration is no longer making a LIBOR rate available) (“LIBOR”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period (as set forth by Bloomberg Information Service or any successor thereto or any other commercially available service selected by the Administrative Agent which provides quotations of LIBOR); provided that in no event shall the “Eurodollar Base Rate” be deemed to be less than 0% for any purposes hereunder or under the other Loan Documents. In the event that the Administrative Agent determines that LIBOR is not available, the “Eurodollar Base Rate” shall be determined by reference to the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by SVB for deposits (for delivery on the first day of the relevant Interest Period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent, in its capacity as a Lender, for which the Eurodollar Base Rate is then being determined with maturities comparable to such period, as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period.

“Eurodollar Loans”: Formula-Based Revolving Loans the rate of interest applicable to which is based upon the Eurodollar Rate. For the avoidance of doubt, no Non-Formula-Based Revolving Loan may be a “Eurodollar Loan”.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Requirements which affect Eurodollar Loans to be made as of, and ABR Loans to be converted into Eurodollar Loans, in any such case, at the beginning of the next applicable Interest Period.

“Eurodollar Tranche”: the collective reference to Eurodollar Loans under the Formula-Based Revolving Facility, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: the Securities Exchange Act of 1934.

“Excluded Foreign Subsidiary”: in respect of any Loan Party, any Subsidiary of such Loan Party (a) that is a “controlled foreign corporation” as defined in Section 957 of the Code, (b) that is a Subsidiary (whether direct or indirect) of a “controlled foreign corporation” as defined in Section 957 of the Code, or (c) substantially all of the assets of which are equity interests in a “controlled foreign corporation” as defined in Section 957 of the Code.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in any such case (i) to the extent imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) to the extent otherwise constituting Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.23) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(f); and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Facility” and “Facilities”: each or all of, as applicable (a) the Formula-Based Revolving Facility, and (b) the Non-Formula-Based Revolving Facility.

“FASB ASC”: the Accounting Standards certification of the Financial Accounting Standards Board.

“FATCA”: collectively, Sections 1471 through 1474 of the Code, as of the date of this Agreement (including, for the avoidance of doubt, any agreements between the governments of the United States of America and the jurisdiction in which the applicable Recipient is resident implementing such provisions), or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any law implementing an intergovernmental agreement that is included in this definition.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by SVB from three federal funds brokers of recognized standing selected by it.

“Federal Systems”: is Violin Memory Federal Systems, Inc., Maryland corporation.

“First Tier Foreign Subsidiary”: at any date of determination with respect to a Loan Party, each direct Foreign Subsidiary in which such Loan Party owns directly more than 50%, in the aggregate, of the Voting Stock of such Foreign Subsidiary.

“First Tier Foreign Subsidiary Holding Company”: at any date of determination with respect to any Loan Party, each direct Domestic Subsidiary of such Loan Party substantially all of the assets of which consist of Equity Interests of Foreign Subsidiaries and assets incidental thereto.

“Foreclosed Borrower”: is defined in Section 2.25(j).

“Foreign Currency”: lawful money of a country other than the United States.

“Foreign Lender”: (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Co-Borrower is resident for tax purposes.

“Foreign Subsidiary”: in respect of any Loan Party, any Subsidiary of such Loan Party that is not a Domestic Subsidiary of such Loan Party.

“Formula-Based Revolving Availability Period”: with respect to each Formula-Based Revolving Loan (and subject to the limitations specified in Section 2.4), the period from and including the Closing Date to the Business Day preceding the Revolving Maturity Date.

“Formula-Based Revolving Extensions of Credit”: as to any Formula-Based Revolving Lender at any time, an amount equal to the aggregate principal amount of all Formula-Based Revolving Loans held by such Lender then outstanding.

“Formula-Based Revolving Commitments”: as to any Lender, the obligation of such Lender, if any, to make Formula-Based Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Formula-Based Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as the amount of any such obligation may be (a) changed from time to time pursuant to the terms hereof (including in connection with assignments permitted hereunder and including pursuant to Section 2.10), or (b) limited by restrictions on availability set forth herein (including in Section 2.4).

“Formula-Based Revolving Facility”: the Formula-Based Revolving Commitments and the extensions of credit made thereunder.

“Formula-Based Revolving Lender”: each Lender that has a Formula-Based Revolving Commitment or that holds Formula-Based Revolving Loans.

“Formula-Based Revolving Loan”: any Revolving Loan made pursuant to Section 2.4(a) and under the Formula-Based Revolving Facility.

“Formula-Based Revolving Loan Note”: in respect of any Formula-Based Revolving Lender, a promissory note in the form of Exhibit H-1, as the same may be amended, supplemented or otherwise modified from time to time.

“Fund”: any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Office”: the Revolving Loan Funding Office.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then each party to this Agreement agrees to enter into negotiations to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Approval”: any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority”: the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting accounting or regulatory capital rules or standards (including the Financial Standards Board, the Bank for International Settlements, the Basel Committee on Banking Supervision and any successor or similar authority to any of the foregoing.

“Grantor”: any of each Co-Borrower and any other Person that accedes to the Guaranty and Collateral Agreement as a Grantor thereunder. Notwithstanding the foregoing or any contrary provision herein or in any other Loan Document, no Excluded Foreign Subsidiary shall at any time be deemed to be a Subsidiary Borrower or a Grantor.

“Group Members”: the collective reference to the Borrower and its Subsidiaries, excluding any Immaterial Subsidiary.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement, of even date herewith, among the Co-Borrowers, each other Grantor from time to time party thereto and the Administrative Agent, substantially in the form of Exhibit A.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantor”: has the meaning specified in the Guarantee and Collateral Agreement.

“Immaterial Subsidiary”: at any date of determination, any Subsidiary of the Borrower designated in writing as such by the Borrower after the Closing Date and which as of such date holds assets representing 10% or less of the Borrower’s consolidated total assets as of such date (determined in accordance with GAAP), and which has generated 10% or less of the Borrower’s consolidated total revenues determined in accordance with GAAP for the four fiscal quarter period ending on the last day of the most recent period for which financial statements have been delivered after the Closing Date pursuant to Section 6.1(a) or (b); provided that all Domestic Subsidiaries of the Borrower that are individually “Immaterial Subsidiaries” shall not have aggregate consolidated total assets that would represent 10% or more of the Borrower’s consolidated total assets as of such date or have generated 10% or more of the Borrower’s consolidated total revenues for such four fiscal quarter period, in each case determined in accordance with GAAP in effect as of the Closing Date; and provided further that Federal Systems shall be deemed to constitute an Immaterial Subsidiary unless and until the Administrative Agent shall have properly notified the Borrower in writing of the revocation of the foregoing deemed characterization of Federal Systems upon the occurrence of an Event of Default under either Section 8.1(a) or 8.1(o).

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all

Capital Lease Obligations and all Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock in such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Capital Stock, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (but only to the extent of such Lien if such Indebtedness is non-recourse), and (j) the net obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”: is defined in Section 10.5(b).

“Indenture”: is defined in the definition of Permitted Convertible Indebtedness Documents.

“Insider Indebtedness”: is any Indebtedness owing by any Loan Party to any Group Member or officer, director, shareholder or employee of any Group Member.

“Insider Subordinated Indebtedness”: is any Insider Indebtedness which is also Subordinated Indebtedness.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvency Proceeding”: is (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including any Debtor Relief Law.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: (a) as to any ABR Loan, the last Business Day of each calendar month to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last Business Day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months (or, if such day is not a Business Day, the Business Day next succeeding such date) after the first day of such Interest Period and the last Business Day of such Interest Period, and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, given with respect thereto (and in each case, subject to availability); and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent in a Notice of Conversion/Continuation not later than 10:00 A.M., Pacific time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period under the Formula-Based Revolving Facility that would extend beyond the Revolving Maturity Date;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“Interest Rate Agreement”: with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (a) for the purpose of hedging the interest rate exposure associated with such Person’s operations, (b) approved by Administrative Agent, and (c) not for speculative purposes.

“Inventory”: all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Loan Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitutes raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind used or consumed or to be used or consumed in such Loan Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investments”: as defined in Section 7.8.

“IRS”: the Internal Revenue Service, or any successor thereto.

“Judgment Currency”: as defined in Section 10.19.

“Lenders”: as defined in the preamble hereto.

“LIBOR”: as defined in the definition of “Eurodollar Base Rate.”

“Lien”: any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Liquidity”: as of any date of determination, an amount equal to the sum of (a) all unrestricted cash and Cash Equivalents (i) that would appear on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP and (ii) that are held as of such date in any Deposit Accounts or Securities Accounts that are maintained with the Administrative Agent or any of its Affiliates or that are maintained as of such date in other Deposit Accounts or Securities Accounts with respect to which the Administrative Agent shall have received (A) a monthly statement attached to each Compliance Certificate, and (B) upon the Administrative Agent’s request pursuant to Section 6.16, current balance information; plus (b) short-term securities purchased in accordance with the Board-Approved Cash Investment Policy that are held as of such date in any Securities Accounts that are maintained with the Administrative Agent or any of its Affiliates or that are maintained as of such date in other Securities Accounts with respect to which the Administrative Agent shall have received (A) a monthly statement attached to each Compliance Certificate and (B) upon the Administrative Agent’s request pursuant to Section 6.16, current balance information; less (c) the aggregate principal balance of all Revolving Loans outstanding as of such date.

“Liquidity Event”: any instance, whether or not occurring as of the last day of any month, in which Liquidity is less than $50,000,000, as reasonably determined by the Administrative Agent or as evidenced by the delivery of periodic Liquidity Reports and whether or not the occurrence of such Liquidity Event is disclosed by the Borrower in a Liquidity Report or otherwise by the Borrower. Any such Liquidity Event shall continue until the Borrower delivers a Liquidity Report to the Administrative Agent indicating, to the reasonable satisfaction of the Administrative Agent, that a Liquidity Event has ceased to exist.

“Liquidity Report”: a report, in substantially the form of Section III of Attachment 3 to the form of Compliance Certificate set forth at Exhibit B, or, as applicable, Annex 1 to an applicable Notice of Borrowing or Annex 1 to an applicable Notice of Conversion/Continuation which discloses, as of the date of such report, Compliance Certificate, Notice of Borrowing or Notice of Continuation, as applicable, the amount of Liquidity as of such date.

“Loan”: any loan made or maintained by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, each Security Document, each Note, each Assignment and Assumption, each Subsidiary Borrower Joinder Agreement, each Assumption, each Addendum, the Warrant, the Solvency Certificate, the Collateral Information Certificate, each Compliance Certificate, each Borrowing Base Certificate, each Liquidity Report, each Notice of Borrowing, each Notice of Conversion/Continuation, and any amendment, waiver, supplement or other modification to any of the foregoing. Notwithstanding the foregoing, in connection with any “Discharge of Obligations” or any payoff letter (however designated) relating thereto, the Warrant shall not be deemed to be a Loan Document and the obligations of the Borrower under the Warrant shall survive such “Discharge of Obligations” and the termination of the Loan Documents.

“Loan Parties”: each Group Member that is a party to a Loan Document (including, for the avoidance of doubt, the Borrower and each Subsidiary Borrower). Notwithstanding the foregoing or any contrary provision herein or in any other Loan Document, no Excluded Foreign Subsidiary shall be a Loan Party.

“Majority Revolving Lenders”: at any time, (a) if only one Revolving Lender holds the Total Revolving Commitments at such time, such Revolving Lender, both before and after the termination of such Total Revolving Commitments; and (b) if more than one Revolving Lender holds the Total Revolving Commitments, at least two Revolving Lenders who hold more than 50% of such Total Revolving Commitments or, at any time after the termination of the Revolving Commitments when such Revolving Commitments were held by more than one Revolving Lender, at least two Revolving Lenders who hold more than 50% of the Total Revolving Extensions of Credit then outstanding; provided that the Revolving Commitments of, and the portion of the Revolving Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Revolving Lenders.

“Mandatory Non-Permitted Repurchase”: is any Non-Permitted Repurchase that is made by the Borrower as a result of any mandatory redemption or repurchase obligation of the Borrower arising under the Permitted Convertible Indebtedness Documents, which Non-Permitted Repurchase is required to be made by the Borrower as a result of the occurrence of an event or circumstance under the Permitted Convertible Indebtedness Documents that does not also cause or result in a Default or an Event of Default hereunder.

“Material Adverse Effect”: the occurrence of any of the following: (a) a material adverse change in, or a material adverse effect on, the business or financial condition of the Borrower, individually, or of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or the Lenders under any Loan Document, or of the ability of any Loan Party to perform its respective Obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; (d) a material impairment, not caused by any action of the Administrative Agent or any Lender, in (i) the perfection or priority of the Administrative Agent’s Lien in the Collateral (held for the ratable benefit of the Secured Parties), or (ii) the value of the Collateral pledged by any Loan Party pursuant to any Loan Document; or (e) a material impairment in the prospect of repayment of any portion of the Obligations.

“Material Domestic Subsidiary”: any Material Subsidiary which is also a Domestic Subsidiary.

“Material First-Tier Foreign Subsidiary”: any Material Foreign Subsidiary which is also a First Tier Foreign Subsidiary.

“Material Foreign Subsidiary”: any Material Subsidiary which is also a Foreign Subsidiary.

“Material Subsidiary”: any Subsidiary of the Borrower that is not an Immaterial Subsidiary.

“Materials of Environmental Concern”: any substance, material or waste that is defined, regulated, governed or otherwise characterized under any Environmental Law as hazardous or toxic or as a pollutant or contaminant (or by words of similar meaning and regulatory effect), any petroleum or petroleum products, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, molds or fungus, and radioactivity, radiofrequency radiation at levels known to be hazardous to human health and safety.

“Minority Lender”: as defined in Section 10.1(b).

“Moody’s”: Moody’s Investors Service, Inc.

“Multiemployer Plan”: a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) to which any Loan Party or any ERISA Affiliate thereof makes, is making, or is obligated or has ever been obligated to make, contributions.

“Net Cash Proceeds”: in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary costs, fees and expenses actually incurred (or reasonably expected to be incurred) in connection therewith.

“Non-Consenting Lender”: any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 10.1 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender”: at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Formula-Based Revolving Availability Period”: subject to the limitations specified in Section 2.4 and with respect to any fiscal quarter period of the Borrower ending more than eight days prior to the Revolving Maturity Date, the period commencing on the date occurring seven days prior to the end of such fiscal quarter and ending on the date occurring seven days after the end of such fiscal quarter.

“Non-Formula-Based Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Non-Formula-Based Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Non-Formula-Based Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as the amount of any such obligation may be (a) changed from time to time pursuant to the terms hereof (including in connection with assignments permitted hereunder and including pursuant to Section 2.10), or (b) limited by restrictions on availability set forth herein (including in Section 2.4).

“Non-Formula-Based Revolving Extensions of Credit”: as to any Non-Formula-Based Revolving Lender at any time, an amount equal to the aggregate principal amount of all Non-Formula-Based Revolving Loans held by such Lender then outstanding.

“Non-Formula-Based Revolving Facility”: the Non-Formula-Based Revolving Commitments and the extensions of credit made thereunder.

“Non-Formula-Based Revolving Lender”: each Lender that has a Non-Formula-Based Revolving Commitment or that holds Non-Formula-Based Revolving Loans.

“Non-Formula-Based Revolving Loan”: is any Revolving Loan that is an ABR Loan that is made pursuant to Section 2.4(b) under the Non-Formula-Based Revolving Facility.

“Non-Formula-Based Revolving Loan Note”: in respect of any Non-Formula-Based Revolving Lender, a promissory note in the form of Exhibit H-2, as the same may be amended, supplemented or otherwise modified from time to time.

“Non-Formula-Based Revolving Loan Proceeds Account”: is any Deposit Account of the Borrower maintained at SVB and designated from time to time as the “Non-Formula-Based Revolving Loan Proceeds Account” for all purposes under the Loan Documents (including Section 2.4(c)).

“Non-Loan Party Investment Limit”: at any time in respect of (a) all Investments (other than Permitted Acquisitions) made by Loan Parties in or to Subsidiaries that are not Loan Parties, (b) intercompany Indebtedness advanced by Loan Parties (as lender) to Subsidiaries that are not Loan Parties (as borrower), (c) Restricted Payments made by Loan Parties to Subsidiaries that are not Loan Parties, and (d) Dispositions of property made by Loan Parties to Subsidiaries that are not Loan Parties, an aggregate amount not exceeding, for all such Investments (other than Permitted Acquisitions), intercompany Indebtedness, Restricted Payments and Dispositions taken together, $5,000,000 during the term of this Agreement.

“Non-Permitted Repurchase”: is defined in Section 6.17.

“Note”: a Formula-Based Revolving Loan Note or a Non-Formula-Based Revolving Loan Note, as the context may require.

“Notice of Borrowing”: a notice substantially in the form of Exhibit K.

“Notice of Conversion/Continuation”: a notice substantially in the form of Exhibit L.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document (excluding, for the avoidance of doubt, the Warrant) or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, payment obligations, fees, indemnities, costs, expenses (including all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent or any Lender. For the avoidance of doubt, the Obligations shall not include any obligations arising under any warrants (including the Warrant) or other equity instruments issued by any Loan Party to any Lender.

“OFAC”: the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Documents”: for any Person as of any date, such Person’s constitutional documents, formation documents and/or certificate of incorporation (or equivalent thereof), as certified (if applicable) by such Person’s jurisdiction of formation as of a recent date, and, (a) if such Person is a corporation, its bylaws or memorandum and articles of association (or equivalent thereof) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).

“Overadvance”: as defined in Section 2.8.

“Participant”: as defined in Section 10.6(d).

“Participant Register”: as defined in Section 10.6(d).

“Patent License”: any written agreement which (a) names a Loan Party as licensor or licensee and (b) grants to such Loan Party any right under a Patent, including the right to manufacture, use or sell any invention covered in whole or in part by such Patent.

“Patents”: (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Title III of Pub. L. 107-56, signed into law October 26, 2001.

“PBGC”: the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan”: an employee pension plan (as defined in Section 3(2) of ERISA) other than a Multiemployer Plan subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA and in respect of which any Loan Party or any ERISA Affiliate thereof is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) a “contributing sponsor” as defined in Section 4001(a)(13) of ERISA.

“Permitted Acquisition”: as defined in Section 7.8(i).

“Permitted Convertible Indebtedness”: is Indebtedness issued by the Borrower pursuant to the Permitted Convertible Indebtedness Documents or, in connection with any Permitted Refinancing Indebtedness in respect thereof, Indebtedness issued by the Borrower and satisfying all of the following conditions: (a) such Indebtedness is unsecured, (b) the aggregate principal amount of such Indebtedness does not exceed $120,000,000 at any time, (c) such Indebtedness does not mature pursuant to its terms until a date occurring on or after the date occurring 91 days after the Revolving Maturity Date, (d) the terms of such Indebtedness do not require that any portion of such Indebtedness be redeemed, or that any portion of the principal amount of such Indebtedness be mandatorily repaid or prepaid, until a date occurring on or after the date occurring 91 days after the Revolving Maturity Date (other than certain cash payments that are described in the last sentence of this definition, it being understood that Borrower’s actual ability to make any cash payment in respect of the principal amounts of such Indebtedness shall be subject to the limitations set forth in this Agreement, including the limitations set forth in Section 7.22(c)), (e) the Permitted Convertible Indebtedness Documents do not contain any (i) negative covenants, other than any such covenants which are, in the reasonable good faith judgment of the

Borrower, customary for convertible debt securities issued in the public or Rule 144A private markets, (ii) financial covenants or (iii) affirmative covenants, representations and warranties or events of default, other than any such covenants, representations and warranties and events of default which are, in the reasonable good faith judgment of the Borrower, customary for convertible debt securities issued in the public or Rule 144A private markets, (f) the maximum periodic current-pay portion of any interest payable in respect of such Indebtedness does not exceed, on an annual basis, an amount equal to 5% of the aggregate principal amount of such Indebtedness (plus up to 1% in additional interest payable in lieu of certain events of default and/or as a result of the Permitted Convertible Indebtedness not being freely tradeable or being subject to restrictive legends and a restricted CUSIP number) plus any due but unpaid regularly scheduled interest payments on such Indebtedness, (g) the maximum periodic interest payable in respect of such Indebtedness (including for this purpose any current-pay portion of such interest and any capitalized or “paid-in-kind” interest to be credited for the account of a holder of Permitted Convertible Indebtedness) does not exceed, on an annual basis, an amount equal to 5% of the aggregate principal amount of such Indebtedness (plus up to 1% in additional interest payable in lieu of certain events of default and/or as a result of the Permitted Convertible Indebtedness not being freely tradeable or being subject to restrictive legends and a restricted CUSIP number) plus any due but unpaid regularly scheduled interest payments on such Indebtedness, it being understood that non-cash interest expense required to be recognized by the Borrower under GAAP does not come within the limitations set forth in clauses (f) and (g). Notwithstanding the foregoing, the terms of Permitted Convertible Indebtedness may (i) enable Borrower to deliver, under certain circumstances, upon conversion of such Permitted Convertible Indebtedness by a holder thereof, cash, shares of Borrower Capital Stock that is not Disqualified Stock or a combination of cash and shares of Borrower Capital Stock that is not Disqualified Stock (it being understood that Borrower’s actual ability to so deliver cash upon any such conversion shall be subject to the limitations set forth in this Agreement, including the limitations set forth in Section 7.22(c)), and (ii) be subject to the right of a holder of Permitted Convertible Indebtedness, under certain conditions which are, in the reasonable good faith judgment of the Borrower, customary for convertible debt securities issued in the public or Rule 144A private markets, and following certain corporate events defined as fundamental changes, to require Borrower to repurchase for cash all or part of such holder’s Permitted Convertible Indebtedness (it being understood that Borrower’s actual ability to effect any such repurchase shall be subject to the limitations set forth in this Agreement, including the limitations set forth in Section 7.22(c)).

“Permitted Convertible Indebtedness Documents”: the collective reference to (a) that certain Indenture, dated as of September 24, 2014 (and relating to the Borrower’s 4.25% Convertible Senior Notes Due 2019), between the Borrower and Wilmington Trust, National Association, a national banking association (as amended from time to time, the “Indenture”), (b) the “Notes” (as defined in the Indenture) and (c) all other agreements, instruments and other documents evidencing the issuance of the Permitted Convertible Indebtedness or otherwise governing the terms and conditions applicable to the Permitted Convertible Indebtedness.

“Permitted Convertible Indebtedness Maturity Date”: is the earliest date on which the Permitted Convertible Indebtedness matures or is redeemable at the option of the Borrower, in any such case, in accordance with the terms of the Permitted Convertible Indebtedness Documents, provided that Borrower’s actual ability to make any redemption or other principal payment or repayment prior to the Revolving Maturity Date shall be subject to the limitations set forth in this Agreement, including under Section 7.22(c).

“Permitted Encumbrance”: is, with respect to each fee-owned or leasehold real property of any Group Member (or similar property interests under local law), any lien, encumbrance or other matter affecting title, zoning, building codes, land use and other similar Requirements of Law and municipal ordinances and other similar items, which in any such case, do not impair, in any material respect, the use or ownership of such property for its intended purpose, in the ordinary course of business.

“Permitted Refinancing Indebtedness”: Indebtedness of any Person (“Refinancing Indebtedness”) issued or incurred by such Person (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, renew or replace existing Indebtedness of such Person (“Refinanced Indebtedness”); provided that (a) the principal amount of such Refinancing Indebtedness is not greater than the principal amount of such Refinanced Indebtedness plus the amount of any premiums or penalties and accrued and unpaid interest paid thereon and reasonable fees and expenses, in each case associated with such Refinancing Indebtedness, (b) such Refinancing Indebtedness has a final maturity that is no sooner than, and a weighted average life to maturity that is no shorter than, such Refinanced Indebtedness, (c) if such Refinanced Indebtedness or any Guarantee Obligation thereof or any security therefor are subordinated to the Obligations, such Refinancing Indebtedness and any Guarantee Obligations thereof and any security therefor remain so subordinated on terms no less favorable to the Lenders and the other Secured Parties, (d) the obligors in respect of such Refinanced Indebtedness immediately prior to such refinancing, refunding extension, renewal or replacement are the only obligors on such Refinancing Indebtedness, (e) the terms of any Refinancing Indebtedness issued in connection with the refinancing of any Permitted Convertible Indebtedness meet the requirements set forth in the definition of “Permitted Convertible Indebtedness” and the covenants and events of default relating to any such Refinancing Indebtedness, taken as a whole, are determined in good faith by a Responsible Officer of the Borrower to be no less favorable to the Borrower, the Lenders and the other Secured Parties in any material respect than the covenants and events of default, if any, applicable to such Permitted Convertible Indebtedness and (f) any Guarantee Obligations which constitute all or a portion of such Refinancing Indebtedness, taken as a whole, are determined in good faith by a Responsible Officer of such Person to be no less favorable to such Person and the Lenders and the other Secured Parties in any material respect than the covenants and events of default or Guarantee Obligations, if any, applicable to such Refinanced Indebtedness.

“Permitted Repurchase”: is any optional or mandatory repurchase made by the Borrower of any portion of the outstanding principal amount of any Permitted Convertible Indebtedness (other than any such repurchase the consideration for which is paid by the Borrower in shares of Capital Stock of the Borrower that is not Disqualified Stock or other payments of cash in lieu of any fractional share of such Capital Stock); provided that the aggregate of such principal amount repurchased does not exceed, for all such repurchases taken together, an amount equal to $10,000,000 during the term of this Agreement.

“Person”: any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform”: is defined in Section 10.2(d)(i).

“Preferred Stock”: the preferred Capital Stock of any Loan Party.

“Prime Rate”: the rate of interest per annum from time to time published in the money rates section of the Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of the Wall Street Journal, becomes unavailable for any reason as determined by the Administrative Agent, the “Prime Rate” shall mean the rate of interest per annum announced by SVB as its prime rate in effect at its principal office in the State of California (such SVB announced Prime Rate not being intended to be the lowest rate of interest charged by SVB in connection with extensions of credit to debtors).

“Prior Termination Fee”: the $900,000 fee that was paid by the Borrower to the Administrative Agent on or about September 23, 2014, in connection with the Borrower’s termination of that certain Credit Agreement, dated as of August 27, 2014, among the Borrower, the “Lenders” party thereto and Silicon Valley Bank, in its capacity as “Administrative Agent” for such “Lenders”.

“Projections”: as defined in Section 6.2(c).

“Properties”: as defined in Section 4.17(a).

“Qualified Counterparty”: with respect to any Specified Swap Agreement, any counterparty thereto that, at the time such Specified Swap Agreement was entered into or as of the Closing Date, was the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender.

“Recipient”: the Administrative Agent or a Lender, as applicable.

“Register”: is defined in Section 10.6(c).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Replacement Lender”: as defined in Section 2.23.

“Required Lenders”: at any time, (a) if only one Lender holds the outstanding Total Formula-Based Revolving Commitments and the Total Non-Formula Based Revolving Commitments, such Lender; and (b) if more than one Lender holds the outstanding Total Formula-Based Revolving Commitments and the Total Non-Formula Based Revolving Commitments, then at least two Lenders who hold more than 50% of the sum of (i) the Total Formula-Based Revolving Commitments then in effect or, if any of the Formula-Based Revolving Commitments have been terminated, the Total Formula-Based Revolving Extensions of Credit then outstanding, plus (ii) the Total Non-Formula-Based Revolving Commitments then in effect or, if any of the Non-Formula-Based Revolving Commitments have been terminated, the Total Non-Formula-Based Revolving Extensions of Credit then outstanding; provided that for the purposes of this clause (b), the Revolving Formula-Based Commitments or Revolving Non-Formula-Based Commitments of, and the portion of the Formula-Based Revolving Loans or Non-Formula-Based Revolving Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law”: as to any Person, the Operating Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves”: with respect to the Borrowing Base, reserves against Eligible Accounts that the Administrative Agent may, in its reasonable credit judgment, establish from time to time to (a) reflect events, conditions, contingencies or risks which do or may adversely affect (i) the Collateral, (ii) the assets of the Borrower, (iii) the Liens (held by the Administrative Agent for the ratable benefit of the Secured Parties) and other rights of the Administrative Agent in the Collateral, (b) reserve against any Accounts of the Borrower payable in foreign currencies, or (c) address any state of facts which the Administrative Agent determines in good faith constitutes or with the passage of time could reasonably be expected to constitute an Event of Default.

“Responsible Officer”: the chief executive officer, president, vice president, chief financial officer, treasurer, controller or comptroller of an applicable Loan Party, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or comptroller of such Loan Party and, solely for purposes of notices given pursuant to Section 2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a written notice delivered to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payments”: as defined in Section 7.6.

“Revenue Plan”: is the consolidated revenue generation projections plan prepared by the Borrower and delivered to the Administrative Agent on or about September 22, 2014, which consolidated revenue generation projections plan provides the Borrower’s forecast of the consolidated revenues to be generated by the Borrower and its consolidated Subsidiaries during each fiscal quarter occurring during the term of this Agreement.

“Revolving Commitment”: as to any Revolving Lender, the sum of (a) such Lender’s Revolving Formula-Based Revolving Commitment plus (b) such Revolving Lender’s Non-Formula-Based Revolving Commitment.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of the Total Formula-Based Extensions of Credit held by such Lender at such time, plus (b) the aggregate principal amount of the Total Non-Formula-Based Extensions of Credit held by such Lender at such time.

“Revolving Facility”: the Revolving Commitments and the extensions of credit made thereunder.

“Revolving Facilities Fee”: is defined in Section 2.9(c).

“Revolving Facilities Fee Rate”: is a rate per annum equal to 0.5%.

“Revolving Formula-Based Percentage”: as to any Formula-Based Revolving Lender at any time, the percentage which such Lender’s Formula-Based Revolving Commitment then constitutes of the Total Formula-Based Revolving Commitments or, at any time after the Formula-Based Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Formula-Based Revolving Loans then outstanding constitutes of the aggregate principal amount of all Formula-Based Revolving Loans then outstanding; provided that in the event that the Formula-Based Revolving Loans are paid in full prior to the reduction to zero of the Total Formula-Based Revolving Commitments, the Revolving Formula-Based Percentages shall be determined by the Administrative Agent in a manner reasonably designed to ensure that the other outstanding Formula-Based Revolving Extensions of Credit shall be held by the Formula-Based Revolving Lenders on a pro rata basis.

“Revolving Lender”: is any of (a) any Formula-Based Revolving Lender and (b) any Non-Formula-Based Revolving Lender.

“Revolving Loan Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“Revolving Loan Register”: as defined in Section 10.6(b)(v).

“Revolving Loan”: is any of (a) any Formula-Based Revolving Loan or (b) any Non-Formula-Based Revolving Loan.

“Revolving Maturity Date”: is the earlier to occur of (a) October 24, 2016 and (b) 91 days prior to the Permitted Convertible Indebtedness Maturity Date.

“Revolving Non-Formula-Based Percentage”: as to any Non-Formula-Based Revolving Lender at any time, the percentage which such Lender’s Non-Formula-Based Revolving Commitment then constitutes of the Total Non-Formula-Based Revolving Commitments or, at any time after the Non-Formula-Based Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Non-Formula-Based Revolving Loans then outstanding constitutes of the aggregate principal amount of all Non-Formula-Based Revolving Loans then outstanding; provided that in the event that the Non-Formula-Based Revolving Loans are paid in full prior to the reduction to zero of the Total Non-Formula-Based Revolving Commitments, the Revolving Non-Formula-Based Percentages shall be determined by the Administrative Agent in a manner reasonably designed to ensure that the other outstanding Non-Formula-Based Revolving Extensions of Credit shall be held by the Non-Formula-Based Revolving Lenders on a pro rata basis.

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Revolving Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of all Revolving Loans then outstanding; provided that in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Commitments, the Revolving Percentages shall be determined by the Administrative Agent in a manner reasonably designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a pro rata basis.

“S&P”: Standard & Poor’s Ratings Services.

“Sale Leaseback Transaction”: any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions a Loan Party sells substantially all of its right, title and interest in any property and, in connection therewith acquires, leases or licenses back the right to use all or a material portion of such property.

“Sanction(s)”: is any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Obligations”: as defined in the Guarantee and Collateral Agreement.

“Secured Parties”: the collective reference to the Administrative Agent and the Lenders.

“Securities Account”: any “securities account” as defined in the UCC with such additions to such term as may hereafter be made.

“Securities Act”: the Securities Act of 1933, as amended from time to time and any successor statute.

“Security Documents”: the collective reference to (a) the Guarantee and Collateral Agreement, (b) each Control Agreement relating to any Deposit Account or Securities Account, (c) all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the Obligations of any Loan Party arising under any Loan Document, (d) each Assumption Agreement and (e) all financing statements, assignments, acknowledgments and other filings, documents and agreements made or delivered pursuant to any of the foregoing.

“Solvency Certificate”: the Solvency Certificate, dated the Closing Date, delivered to the Administrative Agent pursuant to Section 5.1(p), which Solvency Certificate shall be in substantially the form of Exhibit D.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Swap Agreement”: any Swap Agreement entered into by any Co-Borrower and any Qualified Counterparty (or any Person who was a Qualified Counterparty as of the Closing Date or as of the date such Swap Agreement was entered into) in respect of interest rates to the extent permitted under Section 7.13.

“Subordinated Debt Document”: any agreement, certificate, document or instrument executed or delivered by any Loan Party or any of their respective Subsidiaries and evidencing Indebtedness of such Loan Party or such Subsidiary which is subordinated to the payment of the Obligations in a manner approved in writing by the Administrative Agent and the Required Lenders, and any renewals, modifications, or amendments thereof which are approved in writing by the Administrative Agent and the Required Lenders.

“Subordinated Indebtedness”: Indebtedness of a Loan Party subordinated to the Obligations or the Guaranteed Obligations, as applicable, pursuant to subordination terms (including payment, lien and remedies subordination terms, as applicable) reasonably acceptable to the Administrative Agent.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Borrower”: is defined in the preamble of this Agreement.

“Subsidiary Borrower Joinder Agreement”: is a Subsidiary Borrower Joinder Agreement in substantially the form of Exhibit J.

“Surety Indebtedness”: as of any date of determination, indebtedness (contingent or otherwise) owing to sureties arising from surety bonds issued on behalf of any Loan Party or its respective Subsidiaries as support for, among other things, their contracts with customers, whether such indebtedness is owing directly or indirectly by such Loan Party or any such Subsidiary.

“SVB”: as defined in the preamble hereto.

“Swap Agreement”: any agreement with respect to any swap, hedge, forward, future or derivative transaction or option or similar agreement (including without limitation, any Interest Rate Agreement) involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower and its Subsidiaries shall be deemed to be a “Swap Agreement.”

“Swap Obligation”: with respect to any Guarantor, any obligation of such Guarantor to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value”: in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date any such Swap Agreement has been closed out and termination value determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark-to-market value for such Swap Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Qualified Counterparty).

“Synthetic Lease Obligation”: the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount”: is $1,000,000.

“Total Credit Exposure”: is, as to any Lender at any time, the unused Commitments, Revolving Extensions of Credit of such Lender at such time.

“Total Formula-Based Revolving Commitments”: at any time, the aggregate amount of the Formula-Based Revolving Commitments then in effect. For the avoidance of doubt, the original amount of the Total Formula-Based Revolving Commitments on the Closing Date is $20,000,000; provided that, pursuant to Section 2.4(a), the principal amount of all Formula-Based Revolving Loans outstanding at any time, when added to the aggregate principal amount of any Non-Formula-Based Revolving Loans outstanding at such time, shall not exceed $20,000,000.

“Total Non-Formula-Based Revolving Commitments”: at any time, the aggregate amount of the Non-Formula-Based Revolving Commitments then in effect. For the avoidance of doubt, the original amount of the Total Non-Formula-Based Revolving Commitments on the Closing Date is $10,000,000; provided that, pursuant to Section 2.4(b), the principal amount of all Non-Formula-Based Revolving Loans outstanding at any time, when added to the aggregate principal amount of any Formula-Based Revolving Loans outstanding at such time, shall not exceed $20,000,000.

“Total Revolving Commitments”: at any time, the sum of (a) the Total Formula-Based Revolving Commitments then in effect plus (b) the Total Non-Formula-Based Revolving Commitments then in effect.

“Total Formula-Based Revolving Extensions of Credit”: at any time, the aggregate amount of the Formula-Based Extensions of Credit outstanding at such time.

“Total Non-Formula-Based Revolving Extensions of Credit”: at any time, the aggregate amount of the Non-Formula-Based Extensions of Credit outstanding at such time.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit outstanding at such time.

“Trade Date”: is defined in Section 10.6(b)(i)(B).

“Trademark License”: any written agreement which (a) names a Loan Party as licensor or licensee and (b) grants to such Loan Party any right to use any Trademark.

“Trademarks”: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, Internet domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the U.S. Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

“Transactions”: as defined in Section 5.1(b).

“Transferee”: any Eligible Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“Unfriendly Acquisition”: any acquisition that has not, at the time of the first public announcement of an offer relating thereto, been approved by the board of directors (or other legally recognized governing body) of the Person to be acquired; except that with respect to any acquisition of a

non-U.S. Person, an otherwise friendly acquisition shall not be deemed to be unfriendly if it is not customary in such jurisdiction to obtain such approval prior to the first public announcement of an offer relating to a friendly acquisition.

“Uniform Commercial Code” or “UCC”: the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of California, or as the context may require, any other applicable jurisdiction.

“United States” and “U.S.”: the United States of America.

“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: as defined in Section 2.20(f).

“Voting Stock”: as to any Person, the capital stock of any class or classes or other equity interests (however designated and including general partnership interests in a partnership) of such Person having ordinary voting power for the election of directors or similar governing body of such Person.

“Warrant”: is that certain Warrant to Purchase Common Stock, dated August 27, 2014, issued by the Borrower in favor of SVB, which grants SVB the right to purchase common stock of the Borrower (as more fully described therein).

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Borrower”: any Subsidiary Borrower that is a Wholly Owned Subsidiary of a Loan Party.

“Withholding Agent”: as applicable, any of any applicable Loan Party and the Administrative Agent, as the context may require.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements (including this Agreement) or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time. Notwithstanding the foregoing clause (i), for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of any Group Member shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (ii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (iii) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

SECTION 2

AMOUNT AND TERMS OF COMMITMENTS

2.1 Reserved.

2.2 Reserved.

2.3 Reserved.

2.4 Revolving Commitments.

(a) Formula-Based Revolving Loans. Subject to the terms and conditions hereof, each Formula-Based Revolving Lender severally agrees to make Formula-Based Revolving Loans at the request of the Borrower and for the benefit of the Co-Borrowers from time to time during the Formula-Based Revolving Availability Period in an aggregate principal amount with respect to all such Formula-Based Revolving Loans at any one time outstanding which, when added to the aggregate principal amount of any then outstanding Formula-Based Revolving Loans incurred on behalf of the Co-Borrowers and owing to such Lender, does not exceed the amount of such Lender’s Formula-Based Revolving Commitment. In addition, (i) the principal amount of all Formula-Based Revolving Loans outstanding after giving effect to any requested borrowing of Formula-Based Revolving Loans shall not exceed the Available Formula-Based Revolving Commitments then in effect and (ii) the principal amount of all Formula-Based Revolving Loans outstanding after giving effect to any requested borrowing of Formula-Based Revolving Loans, when added to the aggregate principal amount of any then outstanding Non-Formula-Based Revolving Loans, shall not exceed $20,000,000. During the Formula-Based Revolving Availability Period the Co-Borrowers may use the Available Formula-Based Revolving Commitments by borrowing, prepaying the Formula-Based Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Formula-Based Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13. Notwithstanding anything to the contrary contained herein, (i) each Formula-Based Revolving Loan shall be requested by the Borrower pursuant to the requirements of Section 2.5, (ii) upon the occurrence of a Liquidity Event, to the extent so elected by the Required Lenders, each then outstanding Formula-Based Revolving Loan that is a Eurodollar Loan will be deemed to be converted automatically into an ABR Loan at the end of the Interest Period then applicable to such Eurodollar Loan (unless the Co-Borrowers repay such Eurodollar Loan at the end of such Interest Period in accordance with the terms hereof), and (iii) during the existence of a Liquidity Event or an Event of Default, no Formula-Based Revolving Loan may be borrowed as, converted to or continued as a Eurodollar Loan.

(b) Non-Formula-Based Revolving Loans. Subject to the terms and conditions hereof (including Sections 2.4(c) and (e) below), each Non-Formula-Based Revolving Lender severally agrees to make Non-Formula-Based Revolving Loans at the request of the Borrower and for the benefit of the Co-Borrowers from time to time during any Non-Formula-Based Revolving Availability Period in an aggregate principal amount with respect to all such Non-Formula-Based Revolving Loans at any one time outstanding which, when added to the aggregate principal amount of any then outstanding Non-Formula-Based Revolving Loans incurred hereunder and owing to such Lender, does not exceed the amount of such Lender’s Non-Formula-Based Revolving Commitment. In addition, (i) the principal amount of all Non-Formula-Based Revolving Loans outstanding after giving effect to any requested borrowing of Non-Formula-Based Revolving Loans shall not exceed the Available Non-Formula-Based Revolving Commitments then in effect, and (ii) the principal amount of all Non-Formula-Based Revolving Loans outstanding after giving effect to any requested borrowing of Non-Formula-Based Revolving Loans, when added to the aggregate principal amount of any then outstanding Formula-Based Revolving Loans, shall not exceed $20,000,000. Subject to the terms and conditions of this Section 2.4, during any Non-Formula-Based Revolving Availability Period, the Available Non-Formula-Based Revolving Commitments may be used by borrowing, prepaying the Non-Formula-Based Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Each Non-Formula-Based Revolving Loan shall be an ABR Loan and not a Eurodollar Loan. Notwithstanding anything to the contrary contained herein, during the existence of a Liquidity Event or an Event of Default, no Non-Formula-Based Revolving Loan may be borrowed hereunder. All Non-Formula Based Revolving Loans may be requested by the Borrower only for the purposes described in Section 2.4(c) hereof.

(c) Restrictions Regarding Use of Proceeds of Non-Formula-Based Revolving Loans. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, the Borrower and each other Co-Borrower hereby irrevocably instruct the Administrative Agent and the Lenders to deposit the proceeds of each Non-Formula-Based Revolving Loan into the Non-Formula-Based Revolving Loan Proceeds Account. The Co-Borrowers hereby agree that (i) the Non-Formula-Based Revolving Loan Proceeds Account shall be a blocked account held at SVB over which the Administrative Agent shall have sole control, (ii) neither the Borrower nor any Co-Borrower shall be entitled to withdraw or transfer any proceeds of any Non-Formula-Based Revolving Loan from the Non-Formula-Based Revolving Loan Proceeds Account or deliver any other instructions with respect to any funds at any time maintained in the Non-Formula-Based Revolving Loan Proceeds Account, but the Borrower may instruct the Administrative Agent in writing from time to time to debit the Non-Formula-Based Revolving Loan Proceeds Account for the purpose of repaying then outstanding Non-Formula-Based Revolving Loans, (iii) neither the Borrower nor any other Co-Borrower shall deposit any other funds into the Non-Formula-Based Revolving Loan Proceeds Account or instruct any other Person (including any Account Debtors) to deposit any other funds into the Non-Formula-Based Revolving Loan Proceeds Account, and (iv) upon the earlier to occur of a Liquidity Event, an Event of Default or the last day of the applicable Non-Formula Based Availability Period, the Administrative Agent, on behalf of the Lenders, may from time to time without prior notice to or consent of the Borrower, any other Co-Borrower or any other Loan Party, exercise all rights of setoff against funds held in the Non-Formula-Based Revolving Loan Proceeds Account and may withdraw funds from such Non-Formula Based Revolving Loan Proceeds Account to apply to the repayment of the principal and interest owing on the Non-Formula Based Revolving Loans and the other Obligations owing under the Loan Documents.

(d) The Co-Borrowers shall repay (i) all outstanding Non-Formula Based Revolving Loans advanced during a Non-Formula Based Availability Period, on or prior to the last day of the same Non-Formula Based Availability Period; and (ii) all outstanding Formula-Based Revolving Loans on the Revolving Maturity Date; provided, however, that, during the existence of a Liquidity Event, to the extent so elected by the Required Lenders, (y) the Non-Formula Based Revolving Loans then outstanding shall be immediately repaid from funds in the Non-Formula Based Revolving Loan Proceeds Account and (z) the Formula-Based Revolving Loans then outstanding shall be repaid from funds in the Designated Deposit Account in accordance with Section 6.3(c).

2.5 Procedure for Revolving Loan Borrowing. The Co-Borrowers may, upon the request of the Borrower as provided herein, subject to the availability limitations specified in Section 2.4 and otherwise herein, borrow up to the Available Revolving Commitments under the Revolving Commitments during the Formula-Based Revolving Availability Period and/or any Non-Formula-Based Revolving Availability Period, as applicable, on any Business Day; provided that the Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which must be received by the Administrative Agent prior to 10:00 A.M., Pacific time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans that are Formula-Based Revolving Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans (in each case, with originals to follow within three Business Days)), in each such case specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) whether such requested Revolving Loan is to be made as a Formula-Based Revolving Loan or a Non-Formula-Based Revolving Loan, (iii) the requested Borrowing Date, (iv) in the case of Eurodollar Loans that are Formula-Based Revolving Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor, and (v) instructions for remittance of the proceeds of the applicable Loans to be borrowed (which remittance instructions for Non-Formula-Based Revolving Loans shall be in accordance with Section 2.4(c)). Unless otherwise agreed by the Administrative Agent in its sole discretion, no Formula-Based Revolving Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date that is 30 days after the Closing Date. Each borrowing of, conversion to or continuation of a Eurodollar Loan that is a Formula-Based Revolving Loan shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Formula-Based Revolving Commitments are less than $1,000,000, such lesser amount). Each borrowing of or conversion to ABR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Formula-Based Revolving Commitments or Available Non-Formula-Based Revolving Commitments, as applicable, are less than $1,000,000, such lesser amount). Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Formula-Based Revolving Lender or Non-Formula-Based Revolving Lender, as applicable, thereof. Each applicable Revolving Lender will make the amount of its pro rata share of each such requested borrowing available to the Administrative Agent for the account of the Co-Borrowers at the Revolving Loan Funding Office prior to 12:00 P.M., Pacific time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available at the instruction of the Borrower (subject to Section 2.4(c)) by the Administrative Agent crediting such account as is designated in writing to the Administrative Agent by the Borrower with the aggregate of the amounts made available to the Administrative Agent by the applicable Revolving Lenders and in like funds as received by the Administrative Agent. No Formula-Based Revolving Loans may be made until the Borrower has delivered a completed Borrowing Base Certificate in accordance with the terms hereof.

2.6 Reserved.

2.7 Reserved.

2.8 Overadvances. If at any time or for any reason the amount of the Total Formula-Based Revolving Extensions of Credit exceeds the amount of the Available Formula-Based Revolving Commitments then in effect (any such excess, an “Overadvance”), the Co-Borrowers shall immediately pay the full amount of such Overadvance to the Administrative Agent, without notice or demand, for application against the Formula-Based Revolving Extensions of Credit in accordance with the terms hereof; provided that any such repayment of an Overadvance shall be applied by the Administrative Agent first to repay Formula-Based Revolving Loans that are ABR Loans and thereafter to Formula-Based Revolving Loans that are Eurodollar Loans. Any prepayment of any Formula-Based Revolving Loan that is a Eurodollar Loan hereunder shall be subject to the Co-Borrowers’ obligation to pay any amounts owing pursuant to Section 2.21.

2.9 Fees.

(a) Refund of Prior Termination Fee. On the Closing Date, the Administrative Agent shall refund the entire amount of the Prior Termination Fee to the Borrower in accordance with the payment instructions delivered by the Borrower to the Administrative Agent prior to the Closing Date. Notwithstanding the foregoing, nothing in this Section 2.9(a) or in any Loan Document shall be deemed to obligate the Administrative Agent or any Lender to consent to any refund of or any reduction in the amount of any fee payable by the Co-Borrowers pursuant to Section 2.10(c), whether or not under the same or similar circumstances as those pertaining to the refund of the Prior Termination Fee contemplated by this Section 2.9(a).

(b) Commitment Fee. As additional compensation for the Total Formula-Based Revolving Commitments, the Co-Borrowers shall pay to the Administrative Agent for the account of the Lenders a fee for the Co-Borrowers’ non-use of available funds under the Formula-Based Revolving Facility (the “Commitment Fee”), payable quarterly in arrears on the first Business Day of the first calendar quarter occurring after the Closing Date, on the first Business Day of each calendar quarter occurring thereafter prior to the Revolving Maturity Date, and on the Revolving Maturity Date, in an amount equal to the Commitment Fee Rate multiplied by the average unused portion of the Total Formula-Based Revolving Commitments, as reasonably determined by the Administrative Agent. The unused portion of the Total Formula-Based Revolving Commitments, for purposes of this calculation, shall equal the difference between (i) the Total Formula-Based Revolving Commitments (as the same shall be reduced from time to time pursuant to Section 2.10), and (ii) the average for the period of the daily closing balance of the Formula Based Revolving Loans outstanding.

(c) Revolving Facilities Fee. As additional compensation for the Total Revolving Commitments, the Co-Borrowers shall pay to the Administrative Agent for the account of the Lenders, a fee (the “Revolving Facilities Fee”), payable in advance on each anniversary of the Closing Date, in an amount equal to the Revolving Facilities Fee Rate multiplied by $20,000,000.

(d) Fees Nonrefundable. All fees payable under this Section 2.9 shall be fully earned on the date paid and nonrefundable.

2.10 Termination or Reduction of Total Revolving Commitments.

(a) Termination or Reduction of Total Formula-Based Revolving Commitments. Subject to payment of the amounts contemplated by Section 2.10(c), the Borrower, on behalf of all of the Co-Borrowers, shall have the right, upon not less than three Business Days’ written notice delivered by the Borrower to the Administrative Agent, to terminate the Total Formula-Based Revolving Commitments or from time to time to reduce the amount of the Total Formula-Based Revolving Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Formula-Based Revolving Loans to be made on the effective date thereof the amount of the Total Formula-Based Revolving Extensions of Credit then outstanding would exceed the lesser of (A) the Total Formula-Based Revolving Commitments then in effect, and (B) the Borrowing Base then in effect. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple in excess thereof (or if less, not less than an amount equal to the remaining outstanding Total Formula-Based Revolving Extensions of Credit), and shall reduce permanently the Total Formula-Based Revolving Commitments then in effect; provided that, if in connection with any such reduction or termination of the Total Formula-Based Revolving Commitments a Eurodollar Loan that is a Formula-Based Revolving Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Co-Borrowers shall also pay any amounts owing pursuant to Section 2.21. Any reduction of the Total Formula-Based Revolving Commitments shall be applied to the Formula-Based Revolving Commitments of each Lender according to its respective Revolving Formula-Based Percentage. All fees accrued until the effective date of any termination of the Total Formula-Based Revolving Commitments shall be paid on the effective date of such termination.

(b) Termination or Reduction of Total Non-Formula-Based Revolving Commitments. The Borrower, on behalf of all of the Co-Borrowers, shall have the right, upon not less than three Business Days’ written notice delivered to the Administrative Agent, to terminate the Total Non-Formula-Based Revolving Commitments or from time to time to reduce the amount of the Total Non-Formula-Based Revolving Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Non-Formula-Based Revolving Loans to be made on the effective date thereof the amount of the Total Non-Formula-Based Revolving Extensions of Credit then outstanding would exceed the Total Non-Formula-Based Revolving Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple in excess thereof (or if less, not less than an amount equal to the remaining outstanding Total Non-Formula-Based Revolving Extensions of Credit), and shall reduce permanently the Total Non-Formula-Based Revolving Commitments then in effect. Any reduction of the Total Non-Formula-Based Revolving Commitments shall be applied to the Non-Formula-Based Revolving Commitments of each Lender according to its respective Revolving Non-Formula-Based Percentage. All fees accrued until the effective date of any termination of the Total Non-Formula-Based Revolving Commitments shall be paid on the effective date of such termination.

(c) Total Formula-Based Revolving Commitments Reduction/Termination Fee. The Total Formula-Based Revolving Commitments may not be reduced or terminated pursuant to Section 2.10(a) unless the Co-Borrowers pay to the Administrative Agent (for the ratable benefit of the Formula-Based Revolving Lenders), contemporaneously with the reduction or termination of the Total Formula-Based Revolving Commitments, a fee equal to 4.50% of the aggregate amount of the Total Formula-Based Revolving Commitments so reduced or terminated; provided that the fee specified in this clause (c) shall not be payable in the event that (i) the Formula-Based Revolving Facility is terminated in connection with the refinancing of the Formula-Based Revolving Facility by SVB or one of its Affiliates; or (ii) the Formula-Based Revolving Facility is terminated by the Borrower pursuant to a payoff of the Obligations pursuant to Section 6.17 following the making by the Borrower of a Mandatory Non-Permitted Repurchase under the Permitted Convertible Indebtedness Documents; provided that (A) promptly upon the Borrower’s receipt of a request by any noteholders under the Permitted Convertible Indebtedness, and in any event prior to the Borrower’s making of such Mandatory Non-Permitted Repurchase, the Borrower has delivered a written request to the Administrative Agent that the Required Lenders consent to the making by the Borrower of such Mandatory Non-Permitted Repurchase and waive the requirement under Section 6.17 hereof that the Co-Borrowers repay the Obligations and effect a Discharge of Obligations in connection with such Mandatory Non-Permitted Repurchase, and (B) the Borrower is and will be in compliance with its financial covenants under Section 7.1 hereof both before and after giving effect to such Mandatory Non-Permitted Repurchase, as certified by the Borrower to the Administrative Agent in the request described in the foregoing clause (A), and (C) the Administrative Agent and the Required Lenders nevertheless do not deliver the consent and waiver described in the foregoing clause (A), in their sole discretion, prior to the date on which the Borrower is required to so repay the Obligations and effect a Discharge of Obligations under Section 6.17. Any such fee described in this Section 2.10(c) shall be fully earned on the date paid and shall not be refundable for any reason.

2.11 Optional Loan Prepayments. Subject to payment of the amounts described in Sections 2.10(c), the Co-Borrowers may at any time and from time to time prepay the Loans, in whole or in part, upon irrevocable notice delivered to the Administrative Agent no later than 10:00 A.M., Pacific time, three Business Days prior thereto, in the case of Eurodollar Loans that are Formula-Based Revolving Loans, and no later than 10:00 A.M., Pacific time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of the proposed prepayment; provided that if a Eurodollar Loan that is a Formula-Based Revolving Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Co-Borrowers shall also pay any amounts owing pursuant to Section 2.21; provided further that if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing or in connection with the consummation of a specified transaction, such notice of prepayment may be revoked if the financing or specified transaction is not consummated. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

2.12 Reserved.

2.13 Conversion and Continuation Options.

(a) The Borrower, on behalf of all of the Co-Borrowers, may elect from time to time to convert Formula-Based Revolving Loans that are Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice in a Notice of Conversion/Continuation of such election no later than 10:00 A.M., Pacific time, on the Business Day preceding the proposed conversion date; provided that any such conversion of Formula-Based Revolving Loans that are Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. Subject to Section 2.17, the Borrower, on behalf of all of the Co-Borrowers, may elect from time to time to convert ABR Loans that are Formula-Based Revolving Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice in a Notice of Conversion/Continuation of such election no later than 10:00 A.M., Pacific time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that (i) upon the occurrence of a Liquidity Event, each then outstanding Formula-Based Revolving Loan that is a Eurodollar Loan will be deemed to be converted automatically into an ABR Loan at the end of the Interest Period applicable to such Eurodollar Loan (unless the Co-Borrowers repay such Eurodollar Loan at the end of such Interest Period in accordance with the terms hereof), and (ii) no ABR Loan that is a Formula-Based Revolving Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing or during the existence of a Liquidity Event. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Subject to Section 2.17, any Formula-Based Revolving Loan that is a Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower, on behalf of all of the Co-Borrowers, giving irrevocable notice in a Notice of

Conversion/Continuation to the Administrative Agent by no later than 10:00 A.M., Pacific time, on the date occurring three Business Days preceding the proposed continuation date and otherwise in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Formula-Based Revolving Loan; provided that no Formula-Based Revolving Loan that is a Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing or at any time during the existence of a Liquidity Event; provided further that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall automatically be converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.14 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Formula-Based Revolving Loans that are Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of such Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof, and (b) no more than seven Eurodollar Tranches shall be outstanding at any one time.

2.15 Interest Rates and Payment Dates.

(a) Each Formula-Based Revolving Loan that is a Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the sum of (i) the Eurodollar Rate determined for such day plus (ii) the Applicable Margin applicable to Eurodollar Loans.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the sum of (i) the ABR plus (ii) the Applicable Margin applicable to ABR Loans.

(c) Reserved.

(d) During the continuance of an Event of Default, all outstanding Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00% (the “Default Rate”).

(e) Interest on the outstanding principal amount of each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.15(d) shall be payable from time to time on demand.

2.16 Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Co-Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.16(a).

2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Co-Borrowers) in connection with any request for a Formula-Based Revolving Loan that is a Eurodollar Loan or a conversion to or a continuation thereof that, by reason of circumstances affecting the relevant market, (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such requested Loan or conversion or continuation, as applicable, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (c) the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then, in any such case (a), (b) or (c), the Administrative Agent shall promptly notify the Borrower and the relevant Lenders thereof as soon as practicable thereafter. Any such determination shall specify the basis for such determination and shall, in the absence of manifest error, be conclusive and binding for all purposes. Thereafter, (i) any Formula-Based Revolving Loan that is a Eurodollar Loan requested to be made on the first day of such Interest Period shall be made as ABR Loans, (ii) any ABR Loans under the Formula-Based Revolving Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (iii) any outstanding Eurodollar Loans under the Formula-Based Revolving Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the Formula-Based Revolving Facility shall be made or continued as such, nor shall the Borrower or any Co-Borrower have the right to convert any Loans under the Formula-Based Revolving Facility to Eurodollar Loans.

2.18 Pro Rata Treatment and Payments.

(a) Each borrowing by the Co-Borrowers from the Lenders hereunder, each payment by the Co-Borrowers on account of any commitment fee or early termination fee and any reduction of the Commitments shall be made pro rata according to the respective Revolving Formula-Based Percentages or Revolving Non-Formula-Based Percentages, as the case may be, of the relevant Lenders.

(b) Reserved.

(c) Each payment (including each prepayment) by the Co-Borrowers on account of principal of and interest on (i) any Formula-Based Revolving Loan shall be made pro rata according to the respective outstanding principal amounts of the Formula-Based Revolving Loans then held by the applicable Formula-Based Revolving Lenders; and (ii) any Non-Formula-Based Revolving Loan shall be made pro rata according to the respective outstanding principal amounts of the Non-Formula-Based Revolving Loans then held by the applicable Non-Formula-Based Revolving Lenders.

(d) All payments (including prepayments) to be made by the Co-Borrowers hereunder, whether on account of principal, interest, fees, early termination fees or otherwise, shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff and shall be made prior to 10:00 A.M., Pacific time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the applicable Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. Any payment received by the Administrative Agent after 10:00 A.M. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the date of any borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent on such date in accordance with Section 2, and the Administrative Agent may, in reliance upon such assumption, make available pursuant to the Borrower’s instruction, a corresponding amount. If such amount is not in fact made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender and the Co-Borrowers severally agree to pay to the Administrative Agent, on demand, such corresponding amount with interest thereon, for each day from and including the date on which such amount is made available pursuant to the Borrower’s instruction but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, a rate equal to the greater of (A) the Federal Funds Effective Rate and (B) a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by an applicable Co-Borrower, the rate per annum applicable to ABR Loans under the relevant Facility. If any Co-Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower, on behalf of all of the Co-Borrowers, the amount of such interest paid by any Co-Borrowers for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Co-Borrowers shall be without prejudice to any claim any Co-Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Co-Borrowers will not make such payment, the Administrative Agent may assume that the Co-Borrowers are making such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Co-Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Nothing herein shall be deemed to limit the rights of Administrative Agent or any Lender against any Loan Party.

(g) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available as instructed by the Borrower by the Administrative Agent because the conditions to the applicable extension of credit set forth in Section 5.1 or Section 5.2 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(h) The obligations of the Lenders hereunder to (as applicable) (i) make Formula-Based Revolving Loans, (ii) make Non-Formula-Based Revolving Loans, and (iii) to make payments pursuant to Section 9.7, as applicable, are several and not joint. The failure of any Lender to make any such Loan, to fund any such participation or to make any such payment under Section 9.7 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.7.

(i) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(j) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(k) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on any Loan made by it or other obligations hereunder, as applicable (other than pursuant to a provision hereof providing for non-pro rata treatment), in excess of its Revolving Formula-Based Percentage or its Revolving Non-Formula-Based Percentage, as applicable, of such payment on account of the Loans, such Lender shall forthwith advise the Administrative Agent of the receipt of such payment, and within five Business Days of such receipt purchase (for cash at face value) from the other Formula-Based Revolving Lenders or Non-Formula-Based Revolving Lenders, as applicable (through the Administrative Agent), without recourse, such participations in the applicable Formula-Based Revolving Loans or Non-Formula-Based Revolving Loans made by them or make such other adjustments as shall be equitable, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with their respective Revolving Formula-Based Percentages or Revolving Non-Formula-Based Percentages, as applicable; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of the Co-Borrowers from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Co-Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.18(k) may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Co-Borrowers in the amount of such participation. No documentation other than notices and the like referred to in this Section 2.18(k) shall be required to implement the terms of this Section 2.18(k). The Administrative Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.18(k) and shall in each case notify the applicable Revolving Lenders following any such purchase. The provisions of this Section 2.18(k) shall not be construed to apply to (i) any payment made by or on behalf of the Co-Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to a Co-Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply). Each Co-Borrower consents on behalf of itself and each of its Subsidiaries to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

(l) Any amounts actually deposited into the Designated Deposit Account or collected by the Administrative Agent pursuant to Section 6.3(c) at any time during the existence of a Liquidity Event and when no Event of Default exists shall be applied by the Administrative Agent to the Formula-Based Revolving Loans then outstanding and distributed by the Administrative Agent to the Formula-Based Revolving Lenders, in each case, (i) in accordance with the Revolving Formula-Based Percentages of such Formula-Based Revolving Lenders then in effect, and (ii) by no later than the date occurring three days after the date on which such payments or proceeds are so received or collected by the Administrative Agent, with any remaining amounts to be returned to the Borrower (on behalf of all of the Co-Borrowers) as specified in Section 6.3(c). In addition, any proceeds of Non-Formula-Based Revolving Loans that are deposited into the Non-Formula-Based Revolving Loan Proceeds Account shall be subject to the provisions of Section 2.4(c).

(m) Notwithstanding anything to the contrary in this Agreement, the Administrative Agent may, in its discretion at any time or from time to time, without the Borrower’s or any other Co-Borrower’s request and even if the conditions set forth in Section 5.2 would not be satisfied, make a Formula-Based Revolving Loan in an amount equal to the portion of the Obligations constituting overdue interest and fees from time to time due and payable to itself or any Formula-Based Revolving Lender, and apply the proceeds of any such Formula-Based Revolving Loan to those Obligations; provided that after giving effect to any such Formula-Based Revolving Loan, (i) the aggregate outstanding Formula-Based Revolving Loans will not exceed the Available Formula-Based Revolving Commitments then in effect and (ii) the principal amount all Formula-Based Revolving Loans outstanding at such time, when added to the aggregate principal amount of any Non-Formula-Based Revolving Loans outstanding at such time, shall not exceed $20,000,000.

2.19 Illegality; Requirements of Law.

(a) Illegality. If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon the Borrower’s receipt of such notice, the Co-Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Co-Borrowers shall also pay accrued interest on the amount so prepaid or converted.

(b) Requirements of Law. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining Eurodollar Loans or of maintaining its obligation to make such Loans, or to reduce any amount receivable or received by such Lender or other Recipient hereunder in respect thereof (whether in respect of principal, interest or any other amount), then, in any such case, upon the request of such Lender or other Recipient, the Co-Borrowers shall promptly pay such Lender or other Recipient, as the case may be, any additional amounts necessary to compensate such Lender or other Recipient, as the case may be, for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(c) If any Lender determines that any change in any Requirement of Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such change in such Requirement of Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Co-Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(d) For purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives in connection therewith are deemed to have gone into effect and been adopted after the date of this Agreement, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed for purposes of this Section 2.19(b) to be a change in a Requirement of Law, regardless of the date enacted, adopted or issued.

(e) A certificate as to any additional amounts payable pursuant to paragraphs (b), (c), or (d) of this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The Co-Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation. Notwithstanding anything to the contrary in this Section 2.19, the Co-Borrowers shall not be required to compensate a Lender pursuant to this Section 2.19 for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Co-Borrowers arising pursuant to this Section 2.19 shall survive the Discharge of Obligations and the resignation of the Administrative Agent.

2.20 Taxes. For purposes of this Section 2.20, the term “applicable law” includes FATCA.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law and the Co-Borrowers shall, and shall cause each other Loan Party, to comply with the requirements set forth in this Section 2.20. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes. The Co-Borrowers shall, and shall cause each other Loan Party to, timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes applicable to such Loan Party.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, the Co-Borrowers shall, or shall cause such other Loan Party to, deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by Loan Parties. The Co-Borrowers shall, and shall cause each other Loan Party to, indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (including any recording and filing fees with respect thereto or resulting therefrom and any liabilities with respect to, or resulting from, any delay in paying such Indemnified Taxes, except to the extent such delay is caused by any action or inaction of the Administrative Agent or such Recipient), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If any Loan Party fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Loan Party shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

(e) Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative

Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.20(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Co-Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Co-Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Each Foreign Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph (f)(ii), a Foreign Lender shall not be required to deliver any form pursuant to this paragraph (f)(ii) that such Foreign Lender is not legally able to deliver.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments of any Lender, and the Discharge of Obligations.

2.21 Indemnity. The Co-Borrowers agree to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) a default by any Co-Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) a default by the Co-Borrowers in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) for any reason, the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such losses and expenses shall be equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, reduced, converted or continued, for the period from the date of such prepayment or of such failure to borrow, reduce, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, reduce, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest or other return for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any), over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the Discharge of Obligations.

2.22 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19(b), Section 2.19(c), Section 2.20(a), Section 2.20(b) or Section 2.20(d) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office for funding or booking its Loans affected by such event or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, in each case, with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal, regulatory or other disadvantage; provided further that nothing in this Section shall affect or postpone any of the obligations of any Co-Borrower or the rights of any Lender pursuant to Section 2.19(b), Section 2.19(c), Section 2.20(a), Section 2.20(b) or Section 2.20(d). The Co-Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment made at the request of the Borrower.

2.23 Substitution of Lenders. Upon the receipt by the Borrower of any of the following (or in the case of clause (a) below, if the Co-Borrowers are required to pay any such amount), with respect to any Lender (any such Lender described in clauses (a) through (c) below being referred to as an “Affected Lender” hereunder):

(a) a request from a Lender for payment of Indemnified Taxes or additional amounts under Section 2.20 or of increased costs pursuant to Section 2.19 (and, in any such case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.22 or is a Non-Consenting Lender);

(b) a notice from the Administrative Agent under Section 10.1(b) that one or more Minority Lenders are unwilling to agree to an amendment or other modification approved by the Required Lenders and the Administrative Agent; or

(c) notice from the Administrative Agent that a Lender is a Defaulting Lender;

then the Borrower may, at its sole expense and effort, upon notice to the Administrative Agent and such Affected Lender: (i) request that one or more of the other Lenders acquire and assume all or part of such Affected Lender’s Loans and Commitments; or (ii) designate a replacement lending institution (which shall be an Eligible Assignee) to acquire and assume all or a ratable part of such Affected Lender’s Loans and Commitments (the replacing Lender or lender in (i) or (ii) being a “Replacement Lender”); provided, however, that the Co-Borrowers shall be liable for the payment upon demand of all costs and other amounts arising under Section 2.21 that result from the acquisition of any Affected Lender’s Loan and/or Commitments (or any portion thereof) by a Lender or Replacement Lender, as the case may be, on a date other than the last day of the applicable Interest Period with respect to any Eurodollar Loans then outstanding; and provided further, however, that if the Borrower elects to exercise such right with respect to any Affected Lender under clause (a) or (b) of this Section 2.23, then the Co-Borrowers shall be obligated to replace all Affected Lenders under such clauses. The Affected Lender replaced pursuant to this Section 2.23 shall be required to assign and delegate, without recourse, all of its interests, rights and obligations under this Agreement and the related Loan Documents (other than the Warrant) to one or more Replacement Lenders that so agree to acquire and assume all or a ratable part of such Affected Lender’s Loans and Commitments upon payment to such Affected Lender of an amount (in the aggregate for all Replacement Lenders) equal to 100% of the outstanding principal of the Affected Lender’s Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (other than the Warrant) from such Replacement Lenders (to the extent of such outstanding principal and accrued interest and fees) or the Co-Borrowers (in the case of all other amounts, including amounts under Section 2.21 hereof). Any such designation of a Replacement Lender shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 10.6 (with the assignment fee to be paid by the Co-Borrowers in such instance), and, if such Replacement Lender is not already a Lender hereunder or an Affiliate of a Lender or an Approved Fund, shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, with respect to any assignment pursuant to this Section 2.23, (a) in the case of any such assignment resulting from a claim for compensation under Section 2.19 or payments required to be made pursuant to Section 2.20, such assignment shall result in a reduction in such compensation or payments thereafter; (b) such assignment shall not conflict with applicable law and (c) in the case of any assignment resulting from a Lender being a Minority Lender referred to in clause (b) of this Section 2.23, the applicable assignee shall have consented to the applicable amendment, waiver or consent. Notwithstanding the foregoing, an Affected Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Affected Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.24 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.1 and in the definitions of Majority Revolving Lenders and Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.7), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to any applicable Co-Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Co-Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.24(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.9(b) for any period during which such Lender is a Defaulting Lender (and the Co-Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their reasonable discretion that a Defaulting Lender should no longer be deemed to be a

Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their respective Revolving Formula-Based Percentages and Revolving Non-Formula-Based Percentages, as applicable, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Co-Borrowers while such Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

(c) Termination of Defaulting Lender. The Borrower, on behalf of the Co-Borrowers, may terminate the unused amount of the Revolving Commitment of any Revolving Lender that is a Defaulting Lender upon not less than ten Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.24(a)(ii) will apply to all amounts thereafter paid by the Co-Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim any Co-Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.

2.25 Co-Borrower Matters.

(a) Each Co-Borrower is accepting joint and several liability for the Obligations hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Co-Borrower and in consideration of the undertakings of the other the Co-Borrowers to accept joint and several liability for the Obligations.

(b) Each Co-Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other the Co-Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.25), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Co-Borrower without preferences or distinction among them.

(c) If and to the extent that any Co-Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Co-Borrowers will make such payment with respect to, or perform, such Obligations.

(d) The Obligations of each Co-Borrower under the provisions of this Section 2.25 constitute the absolute and unconditional, full recourse Obligations of each Co-Borrower enforceable against each Co-Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e) Except as otherwise expressly provided in this Agreement, each Co-Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans made or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Liquidity Event, Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Co-Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or Lenders at any time or times in respect of any default by any Co-Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Co-Borrower. Without limiting the generality of the foregoing, each Co-Borrower assents to any other action or delay in any action or inaction on the part of the Administrative Agent or any Lender with respect to the failure by any Co-Borrower to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.25, afford grounds for terminating, discharging or relieving any Co-Borrower, in whole or in part, from any of its Obligations under this Section 2.25, it being the intention of each Co-Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Co-Borrower under this Section 2.25 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Co-Borrower under this Section 2.25 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Co-Borrower, the Administrative Agent or any Lender.

(f) Each Co-Borrower represents and warrants to the Administrative Agent and to each Lender that such Co-Borrower is currently informed of the financial condition of the other Co-Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Co-Borrower further represents and warrants to the Administrative Agent and each Lender that such Co-Borrower has read and understands the terms and conditions of the Loan Documents. Each Co-Borrower hereby covenants that such Co-Borrower will continue to keep informed of the Co-Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g) Each Co-Borrower waives all rights and defenses arising out of an election of remedies by the Administrative Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Co-Borrower’s rights of subrogation and reimbursement by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise:

(h) Each Co-Borrower waives all rights and defenses that such Co-Borrower may have because the Obligations are secured by real property at any time. This means, among other things:

(i) The Administrative Agent and Lenders may collect from such Co-Borrower without first foreclosing on any real or personal property Collateral pledged by the other Co-Borrowers.

(ii) If the Administrative Agent or any Lender forecloses on any Collateral consisting of real property pledged by any of the Co-Borrowers:

(A) the amount of the Obligations may be reduced only by the price for which that Collateral is sold at an applicable foreclosure sale, even if the Collateral is worth more than the sale price.

(B) the Administrative Agent and Lenders may collect from such Co-Borrower even if the Administrative Agent or Lenders, by foreclosing on real property, has destroyed any right such Co-Borrower may have to collect from the other Co-Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Co-Borrower may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

(i) The provisions of this Section 2.25 are made for the benefit of the Administrative Agent, each Lender and each of their respective successors and assigns, and may be enforced by it or them from time to time against any or all the Co-Borrowers as often as occasion therefor may arise and without requirement on the part of the Administrative Agent, any Lender, any successor or any assign first to marshal any of its or their claims or to exercise any of its or their rights against any Co-Borrower or to exhaust any remedies available to it or them against any Co-Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.25 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Co-Borrower, or otherwise, the provisions of this Section 2.25 will forthwith be reinstated in effect, as though such payment had not been made.

(j) Each Co-Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Co-Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Administrative Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Co-Borrower may have against any other Co-Borrower with respect to any payments to the Administrative Agent or any Lender hereunder or under any other Loan Document are hereby expressly made subordinate and junior in right of payment, including as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Co-Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Co-Borrower therefor. Notwithstanding anything to the contrary contained in this Section 2.25, no Co-Borrower shall exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and shall not proceed or seek recourse against or with respect to any property or asset of, any other Co-Borrower (the “Foreclosed Borrower”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Capital Stock of such Foreclosed Borrower whether pursuant to the Security Documents or otherwise.

(k) Each Co-Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Co-Borrower to any other Co-Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Co-Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Co-Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Co-Borrower owing to such Co-Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Co-Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Co-Borrower as trustee for the Administrative Agent, and such Co-Borrower shall deliver any such amounts to the Administrative Agent for application to the Obligations in accordance with the terms of this Agreement.

(l) Each Subsidiary Borrower hereby irrevocably appoints and constitutes the Borrower as its agent and attorney-in-fact for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the making of all decisions and determinations that may be made by any Co-Borrower under any Loan Document (the decision or determination having been made by the Borrower, shall be binding on all Co-Borrowers), (ii) the giving and receipt of any and all notices (including Notices of Borrowing and Notices of Conversion/Continuation), (iii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iv) the receipt of the proceeds of any Loans made by the Lenders pursuant to the instructions of the Borrower hereunder, which Loans shall be the joint and several obligations of the Co-Borrowers as provided herein. The Borrower hereby accepts the appointment by the Subsidiary Borrowers to act as the agent and attorney-in-fact of the Subsidiary Borrowers pursuant to this Section.

(m) All Loans disbursed pursuant to the instructions of the Borrower, and all Obligations of the Co-Borrowers hereunder or under any other Loan Document, shall be the joint and several obligations of all Co-Borrowers pursuant to this Section 2.25, notwithstanding the application of such Loans hereunder. Each Co-Borrower hereby irrevocably appoints and constitutes the Borrower as its agent to receive statements on accounts and all other notices from the Administrative Agent and the Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(n) Any acknowledgement, consent, direction, certification or other action which might otherwise be valid and effective if given or taken by all Co-Borrowers, or by each Co-Borrower acting singly, shall be valid, effective and binding on all Co-Borrowers if given or taken only by the Borrower, whether or not any such other Subsidiary Borrower joins therein. Any notice, consent, demand, acknowledgment, direction, certification or other communication delivered to the Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to, and shall be binding and enforceable upon, each Subsidiary Borrower.

2.26 Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Co-Borrowers shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) (promptly after the Borrower’s receipt of such notice) a Note or Notes, as applicable, to evidence such Lender’s Loans.

SECTION 3

RESERVED

SECTION 4

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make Loans thereafter, each Co-Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

4.1 Financial Condition. The audited annual consolidated financial statements of the Borrower and its Subsidiaries as of January 31, 2014, January 31, 2013 and January 31, 2012, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited quarterly consolidated financial statements of the Borrower and its Subsidiaries as at April 30, 2014 present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to the absence of footnotes and normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). None of any Group Member has, as of the Closing Date, any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that, to the extent required to be shown in accordance with GAAP, are not reflected in the most recent financial statements referred to in this paragraph. During the period from January 31, 2014 to and including the date hereof, there has been no Disposition by any Group Member of any material part of its business or property, except as set forth in the Borrower’s annual, regular, periodic, quarterly and current reports and registration statements filed with the SEC between January 31, 2014 and the Closing Date.

4.2 No Change; No Liquidity Event. Since January 31, 2014, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, and (d) is in material compliance with all Requirements of Law except in such instances in which (i) such Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted and the prosecution of such contest would not reasonably be expected to result in a Material Adverse Effect, or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.4 Power, Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Co- Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Co-Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) Governmental Approvals, consents, authorizations, filings and notices described in Part A of Schedule 4.4, which Governmental Approvals, consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.19, (iii) Governmental Approvals described in Part B of Schedule 4.4 and (iv) any approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure to obtain which could not reasonably be expected to have a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and principles of good faith and fair dealing (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any material Requirement of Law (except as set forth in Schedule 4.5 but including any Operating Document of any Loan Party) or any material Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any material Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to any Co-Borrower or any of its respective Subsidiaries could reasonably be expected to have a Material Adverse Effect. Neither the absence of obtaining the Governmental Approvals described in Part B of Schedule 4.4 nor any violation of any of the Requirements of Law referenced in Schedule 4.5 could reasonably be expected to result in a Material Adverse Effect.

4.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Co-Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing, nor shall either result from the making of a requested credit extension.

4.8 Ownership of Property; Liens; Investments. Each Group Member has title in fee simple to, or a valid leasehold interest in, all of its real property, and good title to, or a valid leasehold interest in, all of its other material property, and none of such property is subject to any Lien except as permitted by Section 7.3. No Loan Party owns any Investment except as permitted by Section 7.8. Section 10 of the Collateral Information Certificate sets forth a complete and accurate list of all real property owned by each Loan Party as of the date hereof, if any. Section 11 of the Collateral Information Certificate sets forth a complete and accurate list of all leases of real property under which any Loan Party is the lessee as of the date hereof.

4.9 Intellectual Property. Each Group Member owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted. No claim has been asserted and is pending by any Person challenging or questioning any Group Member’s use of any Intellectual Property or the validity or effectiveness of any such Group Member’s Intellectual Property, nor does such Co-Borrower know of any valid basis for any such claim, unless such claim could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Loan Parties, the use of Intellectual Property by each Group Member, and the conduct of such Group Member’s business, as currently conducted, does not infringe on or otherwise violate the rights of any Person, unless such infringement could not reasonably be expected to have a Material Adverse Effect, and there are no claims pending or, to the knowledge of such Co-Borrower, threatened to such effect.

4.10 Taxes. Each Group Member has filed or caused to be filed all Federal, all income and all other material state and other tax returns that are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any material assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no material tax Lien has been filed against any Group Member (other than Liens permitted by Section 7.3(a)), and, to the knowledge of such Co-Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower and any other applicable Co-Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of such Co-Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

4.13 ERISA. (a) Each Loan Party and each of its respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA with respect to each Pension Plan, and have performed all their obligations under each Pension Plan;

(b) no ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in a material liability of any Loan Party or ERISA Affiliate of a Loan Party;

(c) each Loan Party and each of its respective ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Pension Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained;

(d) except to the extent that either of the following occurrences could not, individually or in the aggregate, reasonably be expected to result in a material liability to a Loan Party or an ERISA Affiliate thereof, (i) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and (ii) no Loan Party nor any of its respective ERISA Affiliates knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage to fall below 60% as of the most recent valuation date;

(e) as of the most recent valuation date for any Pension Plan, the amount of outstanding benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed the Threshold Amount;

(f) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code;

(g) all liabilities under each Pension Plan are (i) funded to at least the minimum level required by law, (ii) provided for or recognized in the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto or (iii) estimated in the formal notes to the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto; and;

(h)(i) no Loan Party is nor will any such Loan Party be a “plan” within the meaning of Section 4975(e) of the Code; (ii) the respective assets of the Loan Parties do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101; (iii) no Loan Party is nor will any such Loan Party be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (iv) transactions by or with any Loan Party are not and will not be subject to state statutes applicable to such Loan Party regulating investments of fiduciaries with respect to governmental plans;

4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company,” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. Except as set forth in Schedule 4.5, no such Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board), including the Federal Power Act, that may limit its ability to incur Indebtedness or that may otherwise render all or any portion of the Obligations unenforceable.

4.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of organization of the Borrower and each Subsidiary of the Borrower and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party, and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Subsidiary of the Borrower, except as may be created by the Loan Documents and except as are disclosed on Schedule 4.15.

4.16 Use of Proceeds. The proceeds of the Revolving Loans shall be used for general corporate purposes.

4.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) Except as disclosed on Schedule 4.17, the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and, to the knowledge of such Co-Borrower, have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or have constituted a violation of, or could give rise to liability under, any Environmental Law;

(b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does such Co-Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) no Group Member has transported or disposed of Materials of Environmental Concern from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor has any Group Member generated, treated, stored or disposed of Materials of Environmental Concern at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of such Co-Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties arising from or related to the operations of any Group Member or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Properties and all operations of the Group Members at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and except as disclosed on Schedule 4.17, to the knowledge of such Co-Borrower, there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) no Group Member has assumed any liability of any other Person under Environmental Laws.

4.18 Accuracy of Information, Etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading in any material respect. The projections and any pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by such Co-Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

4.19 Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof.

4.20 Solvency. Each Loan Party, taken individually, is, and after giving effect to the incurrence of all Indebtedness, Obligations and obligations being incurred in connection with the Loan Documents, will be and will continue to be, Solvent.

4.21 Designated Senior Indebtedness. The Loan Documents (other than the Warrant) and all of the Obligations have been deemed “Designated Senior Indebtedness” or a similar concept thereto, if applicable, for purposes of any other Indebtedness of the Loan Parties.

4.22 Insurance. All insurance maintained by the Loan Parties is in full force and effect, all premiums (other than premiums financed in compliance with Section 7.2) have been duly paid, no Loan Party has received notice of violation or cancellation thereof, and there exists no default under any requirement of such insurance. Each Loan Party maintains, with financially sound and reputable insurance companies, insurance on all its property (and also with respect to its foreign receivables) in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

4.23 No Casualty. No Loan Party has received any notice of, nor does any Loan Party have any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property, except to the extent that any such occurrence, pendency or contemplation of any such Casualty Event could not reasonably be expected to result in a Material Adverse Effect.

4.24 Accounts Receivable.

(a) To the extent any Account is designated in any Borrowing Base Certificate as an Eligible Account, such Account constitutes an Eligible Account as of the date of such Borrowing Base Certificate.

(b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of the Borrower’s books and records are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations. To the best of such Co-Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

4.25 OFAC. Neither such Co-Borrower, nor any of its Subsidiaries, nor, to the knowledge of such Co-Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is such Co-Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction.

SECTION 5

CONDITIONS PRECEDENT

5.1 Conditions to Initial Extension of Credit. The effectiveness of this Agreement and the obligation of each Lender to make its initial extension of credit hereunder shall be subject to the satisfaction, prior to or concurrently with the making of each such extension of credit, of the following conditions precedent:

(a) Loan Documents. The Administrative Agent shall have received each of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:

(i) this Agreement, executed and delivered by the Administrative Agent, each Co- Borrower and each Lender listed on Schedule 1.1A;

(ii) the Collateral Information Certificate, executed by a Responsible Officer of the Borrower on behalf of the Loan Parties;

(iii) reserved;

(iv)(A) if required by any Formula-Based Revolving Lender, a Formula-Based Revolving Loan Note executed by the Co-Borrowers in favor of such Formula-Based Revolving Lender and (B) if required by any Non-Formula-Based Revolving Lender, a Non-Formula-Based Revolving Loan Note executed by the Co-Borrowers in favor of such Non-Formula-Based Revolving Lender;

(v) the Guarantee and Collateral Agreement, executed and delivered by the Co-Borrowers;

(vi) reserved;

(vii) each other Security Document, executed and delivered by the applicable Loan Party party thereto; and

(viii) a completed Liquidity Report dated as of the Closing Date and specifying Liquidity as of such date.

(b) Reserved.

(c) Financial Statements. The Administrative Agent shall have received (i) the audited annual consolidated financial statements of the Borrower and its consolidated Subsidiaries as of January 31, 2014, January 31, 2013 and January 31, 2012, (ii) the unaudited interim consolidated financial statements of the Borrower and its consolidated Subsidiaries as of April 30, 2014 and July 31, 2014, and (iii) the unaudited interim consolidated financial statements of the Borrower and its consolidated Subsidiaries for each fiscal month ended after the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph and at least 15 days before the Closing Date.

(d) Governmental and Other Approvals.

(i) Except for the Governmental Approvals described in Schedule 4.4, all Governmental Approvals and consents and approvals of, or notices to, any other Person (including the holders of any Capital Stock issued by any Loan Party) required in connection with the execution and performance of the Loan Documents, the continuing operations of the Group Members, the operations of the Group Members as expected to result from the consummation of the transactions contemplated by the Loan Documents, shall have been obtained and be in full force and effect. The absence of obtaining the Governmental Approvals described in Schedule 4.5 shall not have an adverse effect on any rights of the Lenders, the Administrative Agent pursuant to the Loan Documents or an adverse effect on the Group Members with regard to their continuing operations.

(ii) The Borrower shall have caused to be delivered such consents, waivers and other documentation as the Administrative Agent may reasonably require from any counterparty to any material contract of any Loan Party that would otherwise be violated as a result of the execution by such Loan Party of the Loan Documents.

(e) Secretary’s Certificates; Certified Operating Documents; Good Standing Certificates. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date and executed by the Secretary or equivalent officer of such Loan Party, substantially in the form of Exhibit C, with appropriate insertions and attachments, including (i) the Operating Documents of such Loan Party, (ii) the relevant board resolutions or written consents of such Loan Party adopted by such Loan Party for the purposes of authorizing such Loan Party to enter into and perform the Loan Documents to which such Loan Party is party, (iii) the names, titles, incumbency and signature specimens of those representatives of such Loan Party who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Loan Party, (iv) a good standing certificate for such Loan Party certified as of a recent date by the appropriate Governmental Authority of its respective jurisdiction of organization, and (v) certificates of qualification as a foreign corporation issued by each jurisdiction in which the failure of such Loan Party to be so qualified could reasonably be expected to result in a Material Adverse Effect.

(f) Responsible Officer’s Certificates.

(i) The Administrative Agent shall have received a certificate signed by a Responsible Officer of each Loan Party, dated as of the Closing Date and in form and substance reasonably satisfactory to it, either (A) attaching copies of all consents, licenses and approvals (other than any applicable board resolutions or written consents of the Loan Parties) required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required.

(ii) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower and any other Co-Borrower, dated as of the Closing Date and in form and substance reasonably satisfactory to it, certifying (A) that the conditions specified in Sections 5.2(a) and (e) have been satisfied, and (B) that there has been no event or circumstance since January 31, 2014, that has had or that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(g) Patriot Act. The Administrative Agent shall have received, prior to the Closing Date, all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act.

(h) Due Diligence Investigation. The Administrative Agent shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Administrative Agent and shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries and shall have received such financial, business and other information regarding each of the foregoing Persons and businesses as it shall have requested.

(i) Reports. The Administrative Agent shall have received, in form and substance satisfactory to it, all asset appraisals, field audits, and such other reports and certifications, as it has reasonably requested.

(j) Deposit Account and Securities Account Balance Information. The Administrative Agent shall have received a statement from the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, detailing the account balances in all Deposit Accounts and Securities Accounts of the Borrower and its consolidated Subsidiaries that are in existence as of the Closing Date and that are not maintained with the Administrative Agent or one of its Affiliates (which account balance information the Administrative Agent may use, among other purposes, to verify calculations of Liquidity).

(k) Collateral Matters.

(i) Lien Searches. The Administrative Agent shall have received the results of recent lien searches in each of the jurisdictions where any of the Loan Parties is formed or organized, and such searches shall reveal no liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3, or Liens to be discharged on or prior to the Closing Date.

(ii) Insurance Matters. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 6.6 hereof and Section 5.2(b) of the Guarantee and Collateral Agreement.

(iii) Filings, Registrations, Recordings, Agreements, Etc. Each document (including any UCC financing statements and Control Agreements required under Section 3.3(c) of the Guarantee and Collateral Agreement) required by the Loan Documents or under law or reasonably requested by the Administrative Agent to be filed, executed, registered or recorded to create in favor of the Administrative Agent (for the ratable benefit of the Secured Parties), a perfected Lien on the Collateral described therein, prior and superior in right and priority to any Lien in the Collateral held by any other Person (other than with respect to Liens expressly permitted by Section 7.3, if any), shall have been executed (if applicable) and delivered to the Administrative Agent in proper form for filing, registration or recordation.

(l) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid on or prior to the Closing Date, and all reasonable and documented fees and expenses for which invoices have been presented (including the reasonable and documented fees and expenses of legal counsel to the Administrative Agent) for payment on or before the Closing Date.

(m) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent. Such legal opinions shall cover such matters incident to the transactions contemplated by this Agreement and the other Loan Documents as the Administrative Agent may reasonably require.

(n) Minimum Liquidity. No Liquidity Event shall exist as of the Closing Date.

(o) Reserved.

(p) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer or treasurer of the Borrower, substantially in the form of Exhibit D, certifying that each of the Loan Parties, after giving effect to the Transactions and the other transactions contemplated hereby, is Solvent.

(q) No Material Adverse Effect. There shall not have occurred since January 31, 2014 any event or condition that has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(r) No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Group Member, threatened in writing, that could reasonably be expected to have a Material Adverse Effect.

5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (but excluding (x) any conversion of a Eurodollar Loan into an ABR Loan pursuant to Section 2.13(a) and (y) any continuation of Loans pursuant to Section 2.13(b)) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

(b) Borrowing Base Certificate and Related Information Concerning Collateral. As a condition to the making of any Formula-Based Revolving Loan or the conversion of any Formula-Based Revolving Loan that is an ABR Loan to a Eurodollar Loan, the Borrower shall have delivered to the Administrative Agent a duly executed original Borrowing Base Certificate reflecting information concerning Eligible Accounts as of a date not more than three days prior to the requested Borrowing Date, together with any other information requested by the Administrative Agent pursuant to Section 6.2(g).

(c) Availability. With respect to any requests for any Revolving Extensions of Credit, after giving effect to such Revolving Extension of Credit, the availability and borrowing limitations specified in Section 2.4 shall be complied with.

(d) Notices of Borrowing. The Administrative Agent shall have received from the Borrower a Notice of Borrowing in connection with any such request for a Revolving Extension of Credit which complies with the requirements hereof.

(e) No Default. No Default or Event of Default shall have occurred and be continuing as of or on such date or after giving effect to the extensions of credit requested to be made on such date.

(f) No Liquidity Event. No Liquidity Event shall have occurred and be continuing as of or on such date after giving effect to the extension of any Non-Formula-Based Revolving Loan requested to be made on such date.

Each borrowing hereunder and each Formula-Based Revolving Loan conversion (excluding (x) any conversion of a Eurodollar Loan into an ABR Loan pursuant to Section 2.13(a) and (y) any continuation of Loans pursuant to Section 2.13(b)) shall constitute a representation and warranty by each Co-Borrower as of the date of such extension of credit or conversion, as applicable, that the conditions contained in this Section 5.2 have been satisfied.

5.3 Post-Closing Conditions Subsequent. The Borrower shall satisfy each of the conditions subsequent to the Closing Date specified in this Section 5.3 to the reasonable satisfaction of the Administrative Agent, in each case by no later than the date specified for such condition below:

(a) The Borrower shall (i) cause each Loan Party and each counsel to such Loan Parties to deliver to the Administrative Agent by no later than the date occurring ten Business Days after the Closing Date, the originally-executed signature pages of such Persons to any of the agreements, opinions and other documents referenced in Section 5.1 (including any such signature pages to this Agreement and each of the other Loan Documents) in respect of which the Administrative Agent, as an accommodation to such Loan Parties, has agreed to accept copies of such Persons’ signature pages for purposes of the closing of this Agreement and certain of the other Loan Documents, and (ii) use commercially reasonable efforts to cause any other Persons party to any agreements or other documents referenced in Section 5.1 to deliver to the Administrative Agent by no later than the date occurring 30 days after the Closing Date the originally-executed signature pages of such Persons to any of the agreements, notice acknowledgments and other documents referenced in Section 5.1 in respect of which the Administrative Agent, as an accommodation to such Loan Parties, has agreed to accept copies of such Persons’ signature pages for purposes of the closing of this Agreement and certain of the other Loan Documents.

(b) The Co-Borrowers shall take all actions that reasonably may be specified by the Administrative Agent to permit and facilitate the undertaking and completion by the Administrative Agent, within the 30 day period following the Closing Date, of an audit of the Collateral.

SECTION 6

AFFIRMATIVE COVENANTS

Each Co-Borrower hereby agrees that, at all times prior to the Discharge of Obligations, such Co-Borrower shall, and, where applicable, shall cause each of its respective Subsidiaries to:

6.1 Financial Statements. Furnish to the Administrative Agent, with sufficient copies for distribution to each Lender:

(a) as soon as available, but in any event by no later than the date occurring 5 days after the same are required to be filed with the SEC on Form 10-K in respect of any fiscal year of the Borrower, a copy of the audited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated and consolidating statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing and reasonably acceptable to the Administrative Agent;

(b) as soon as available, but in any event by no later than the date occurring 5 days after the same are required to be filed with the SEC on Form 10-Q in respect of any fiscal quarter of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated and consolidating statements of income and of cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

(c) as soon as available, but in any event not later than 30 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such months), the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

Additionally, documents required to be delivered pursuant to this Section 6.1 and Section 6.2(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so, shall be deemed to have been delivered on the date on which the Borrower posts such documents, or provides a link thereto, either: (i) on the Borrower’s website on the Internet at the website address listed in Section 10.2; or (ii) when such documents are posted electronically on the Borrower’s behalf on an internet or intranet website to which each Lender and the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), if any; provided that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agent or such Lender; and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by email electronic versions (i.e. soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.2 Certificates; Reports; Other Information. Furnish (or, in the case of clause (a), use commercially reasonable efforts to furnish) to the Administrative Agent, for distribution to each Lender (or, in the case of clause (k), to the relevant Lender):

(a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b)(i) concurrently with the delivery of any financial statements pursuant to Section 6.1, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; and

(ii) monthly, not later than 20 days after the end of each month, (A) a Compliance Certificate containing all information (including any Deposit Account and Securities Account balance information contemplated in the definition of “Liquidity” and in Section 6.16) and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement (including Section 6.16) referred to therein as of the last day of the month, fiscal quarter or fiscal year of the Borrower, as the case may be, and (B) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party since the date of the most recent report delivered pursuant to this clause (B) (or, in the case of the first such report so delivered, since the Closing Date);

(c) as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of each fiscal quarter of such fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Borrower stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by the Borrower are based on good faith estimates and assumptions believed by the Borrower and each other Co-Borrower to be reasonable as of the date of delivery of the applicable projections and that the results that are so forecasted may differ from projected or forecasted results);

(d) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof (other than routine comment letters from the staff of the SEC relating to the Borrower’s filings with the SEC) if, and only to the extent that such Loan Party or Subsidiary may provide such information in accordance with any applicable Requirements of Law;

(e) within five days after the same are sent, copies of each annual report, proxy or financial statement or other material report that the Borrower sends to the holders of any class of the Borrower’s debt securities or public equity securities and, within five days after the same are filed, copies of all periodic, quarterly, current and special reports and registration statements which the Borrower may file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(f) within five days after the same are sent or received, copies of all material correspondence, material reports, material documents and other material filings with any Governmental Authority regarding any non-compliance with or any failure to maintain any Governmental Approvals or Requirements of Law applicable to any Loan Party, or that could reasonably be expected to have a Material Adverse Effect;

(g)(i) at any time during which any Formula-Based Revolving Loans are outstanding hereunder, not later than 20 days after the end of each month (and not later than three days after the end of each week at all times during the existence of a Liquidity Event) and at any other times requested by the Administrative Agent in its sole discretion, and (ii) prior to any borrowing of any Formula-Based Revolving Loans to the extent the following reports were not delivered with respect to the prior month or week, as applicable, in each case (i) and (ii): (A) a Borrowing Base Certificate accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion, (B) accounts receivable agings, aged by invoice date, (C) accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, (D) a Deferred Revenue schedule, (E) reconciliations of accounts receivable agings (aged by invoice date), transactions reports and general ledger, and (F) any invoices, shipping documents, warranty agreements and any other information or documentation relating to Collateral; provided that, at any time during which no Formula-Based Revolving Loans are outstanding hereunder and the Borrower has not requested the making of any Formula-Based Revolving Loans, the information specified in clauses (B) through (F) immediately above shall only be required to be delivered by the Borrower to the Administrative Agent on the last Business Day of each calendar quarter;

(h)(i) by no later than 20 days after the end of each month occurring during each fiscal year of the Borrower, (ii) as part of the delivery of any Notice of Borrowing and Notice of Conversion/Continuation, and (iii) at any other times reasonably requested by the Administrative Agent, (A) a Liquidity Report specifying Liquidity as of, as applicable, (1) the end of such month, (2) the Borrowing Date specified in any applicable Notice of Borrowing, (3) the conversion or continuation date specified in any applicable Notice of Conversion/Continuation, or (4) any date specified by the Administrative Agent when such Liquidity Report is to be delivered at any such other time, and (B) a report, in form and substance reasonably satisfactory to the Administrative Agent, indicating the amounts of cash and Cash Equivalents and other short-term securities purchased in accordance with the Board-Approved Cash Investment Policy, as applicable, maintained as of the last day of such month in each Deposit Account and Securities Account of any Loan Party which is maintained at any bank, securities intermediary or other institution other than SVB or one of its Affiliates;

(i) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a report of a reputable insurance broker with respect to the insurance coverage required to be maintained pursuant to Section 6.6 and the terms of the Guarantee and Collateral Agreement, together with any supplemental reports with respect thereto which the Administrative Agent may reasonably request;

(j) by no later than five Business Days after the end of each month, a report, in form and substance reasonably satisfactory to the Administrative Agent, designating the cash balances held as of the end of such month by each Subsidiary of the Borrower that is not a Loan Party; and

(k) promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request.

6.3 Accounts Receivable.

(a) Schedules and Documents Relating to Accounts. The Borrower shall, and if required by the Administrative Agent, each other Co-Borrower shall, deliver to the Administrative Agent transaction reports and schedules of collections, as provided in Section 6.2, on the Administrative Agent’s standard forms. If reasonably requested by the Administrative Agent, the Borrower and any other Co-Borrower shall furnish the Administrative Agent with copies of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to the Accounts relating to such collections. In addition, the Borrower and each other Co-Borrower shall deliver to the Administrative Agent, upon its reasonable request therefor, the originals of all instruments, chattel paper, security agreements, guarantees and other documents, information and property evidencing or securing any Accounts, in the same form as received, with all necessary endorsements, and copies of all credit memos.

(b) Disputes. Each Co-Borrower shall promptly notify the Administrative Agent of all disputes or claims relating to Accounts which allege or involve an amount in excess of $500,000. Any

Co-Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing at any time so long as (i) such Co-Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and, if such Account or Accounts exceed $500,000 in the aggregate, reports the same to the Administrative Agent in the regular reports provided to the Administrative Agent; (ii) no Default or Event of Default has occurred and is continuing at such time; and (iii) after taking into account all such discounts, settlements and forgiveness, the Total Formula-Based Revolving Extensions of Credit then outstanding will not exceed the Available Formula-Based Revolving Commitments then in effect.

(c) Collection of Accounts. Each Co-Borrower shall have the right to collect all payments in respect of its Accounts other than during the existence of an Event of Default (during which time the Administrative Agent may, in its sole discretion, collect any such Accounts of each Co- Borrower); provided that the Borrower shall collect all payments in respect of any Accounts of the Borrower through the Designated Deposit Account and shall otherwise take all actions that are necessary in the reasonable determination of the Administrative Agent to require all Account Debtors of the Borrower that are obligated in respect of any Accounts of the Borrower to deposit all payments made in respect of such Accounts in the Designated Deposit Account. The Borrower shall not permit any cash to be deposited into the Designated Deposit Account other than cash payments made by Account Debtors in respect of Accounts of the Co-Borrowers. With respect to any cash collections deposited by any Person into the Designated Deposit Account in accordance with this subsection (c):

(A) if no Liquidity Event, Default or Event of Default then exists, any such cash collections deposited into the Designated Deposit Account may be accessed by the Borrower (on its behalf or on behalf of an applicable Co-Borrower) and otherwise swept nightly to a Controlled Account of the Borrower maintained with SVB or one of its Affiliates;

(B) if a Liquidity Event then exists but no Default or Event of Default then exists, any such cash collections deposited into the Designated Deposit Account shall be applied by the Administrative Agent to the Obligations then outstanding under the Formula-Based Revolving Facility within three Business Days after such collections are deposited into the Designated Deposit Account, provided that any such cash collections so applied against the Obligations under the Formula-Based Revolving Facility shall be applied by the Administrative Agent first to any Formula-Based Revolving Loans that are ABR Loans then outstanding and then to any Formula-Based Revolving Loans that are Eurodollar Loans then outstanding;

(C) if a Default or an Event of Default then exists, any such cash collections deposited into the Designated Deposit Account shall be applied as otherwise provided in this Agreement (including as provided in Section 8.3); and

(D) In addition to the Liens of the Administrative Agent (held for the ratable benefit of the Secured Parties) in the Designated Deposit Account granted by the Borrower pursuant to the Guarantee and Collateral Agreement, the Administrative Agent and the Lenders shall have the right to exercise against the Designated Deposit Account and any funds maintained therein the rights of setoff provided by Section 10.7 and Section 8.6 of the Guarantee and Collateral Agreement.

To the extent that (I) any amount of any such payments or collections remains in the Designated Deposit Account after the application by the Administrative Agent thereof to the payment in full of the Obligations of the Co-Borrowers then outstanding under the Formula-Based Revolving Facility, (II) no Default or Event of Default then exists, (III) no Liquidity Event then exists, and (IV) such remaining amount is not otherwise required to be applied to the other Obligations of the Co-Borrowers pursuant to any other Section of this Agreement, then such remaining amount shall be returned by the Administrative Agent to the Borrower on behalf of itself and the other Co-Borrowers.

(d) Verification. The Administrative Agent may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of any Co-Borrower or the Administrative Agent; provided that, other than during the existence of an Event of Default, the Administrative Agent shall give the Borrower (on behalf of all of the other Co-Borrowers) prior notice thereof;

(e) No Liability. The Administrative Agent shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall the Administrative Agent be deemed to be responsible for any of any Co-Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve the Administrative Agent from liability for its own gross negligence or willful misconduct.

6.4 Payment of Obligations; Taxes.

(a) Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations (including all material Taxes and material Other Taxes imposed by law on an applicable Loan Party) of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

(b) File or cause to be filed all Federal, all income and all other material state and other material tax returns that are required to be filed.

6.5 Maintenance of Existence; Compliance; SEC Filings. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain or obtain all Governmental Approvals and all other rights, privileges and franchises necessary or desirable in the normal conduct of such Group Member’s business or necessary for the performance by such Group Member of its Obligations under any Loan Document, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations (including with respect to leasehold interests of such Group Member) and Requirements of Law except to the extent that any failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (c) comply with all Governmental Approvals, and any term, condition, rule, filing or fee obligation, or other requirement related thereto, except to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect; (d) use commercially reasonable efforts to obtain any Governmental Approvals described in Part B of Schedule 4.4 within 30 days after the Closing Date and (e) file on a timely basis with the SEC and any other applicable Governmental Authorities all periodic and special reports that the Borrower is required to file with the SEC and/or any such other applicable Governmental Authority under applicable federal and state securities laws. Without limiting the generality of the foregoing, each Co-Borrower shall, and shall cause each of its ERISA Affiliates to: (1) maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Code or other Federal or state law; (2) cause each Pension Plan to maintain its qualified status under Section 401(a) of the Code; (3) make all required contributions to any Pension Plan; (4) not become a party to any Multiemployer Plan; (5) ensure that all liabilities under each Pension

Plan are either (x) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing such Pension Plan; (y) insured with a reputable insurance company; or (z) provided for or recognized in the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto; and (6) ensure that the contributions or premium payments to or in respect of each Pension Plan are and continue to be promptly paid at no less than the rates required under the rules of such Pension Plan and in accordance with the most recent actuarial advice received in relation to such Pension Plan and applicable law.

6.6 Maintenance of Property; Insurance.

(a) Observe, and cause each other Loan Party to observe, the covenants of the Loan Parties set forth at Section 5.2 of the Guarantee and Collateral Agreement;

(b) reserved;

(c) use commercially reasonable efforts to (i) protect, defend and maintain the validity and enforceability of its material Trademarks, Patents, Copyrights and trade secrets, (ii) investigate known infringements of its material Trademarks, Patents and Copyrights and promptly advise the Administrative Agent in writing of material infringements detected and (iii) not allow any material Trademarks, Patents (except applications for letters patent) or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of the Administrative Agent, which consent shall not be unreasonably withheld; and

(d) In the event that any of its respective material Intellectual Property is infringed, misappropriated or diluted by a third party, take such actions as such Group Member shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

6.7 Inspection of Property; Books and Records; Discussions. With respect to each Loan Party, (a) keep proper books of records and account in which full, true and correct entries in conformity with GAAP (consistently applied as in effect from time to time) and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives and independent contractors of (and reasonably selected by) the Administrative Agent or, as applicable, any Lender to visit and inspect any of the respective properties of the Loan Parties (provided that, with respect to any leased properties, such inspection shall not violate the terms of any lease applicable to such property) and examine and make abstracts from any of their respective books and records at any reasonable time (during normal business hours and, so long as no Event of Default then exists, upon reasonable advance notice to such Loan Party) and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Loan Parties with officers, directors and employees of the Loan Parties and with their independent certified public accountants; provided that such inspections shall not be undertaken more frequently than once every six months, unless an Event of Default has occurred and is continuing, in which case such inspections and audits may occur as often as the Administrative Agent shall reasonably determine is necessary.

6.8 Notices. Give prompt written notice to the Administrative Agent of:

(a)(i) the occurrence of any Default, Event of Default or Liquidity Event and (ii) the making by the Borrower of any Permitted Repurchase and (iii) the making by the Borrower of any Non-Permitted Repurchase;

(b) any (i) default or event of default under any Contractual Obligation of any Group Member that, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect; (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority that, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect, (iii) occurrence of any default or event of default (however designated) under any Permitted Convertible Indebtedness Document, and (iv) occurrence of any event giving rise to the right of any holder of Permitted Convertible Indebtedness to require a mandatory redemption, prepayment, Permitted Repurchase, Non-Permitted Repurchase or repurchase of any such Permitted Convertible Indebtedness;

(c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $500,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought against any Group Member, which relief, if granted, could reasonably be expected to result in a Material Adverse Effect, or (iii) which relates to any Loan Document;

(d)(i) promptly after such Co-Borrower has knowledge or becomes aware of the occurrence of any of the following events affecting any Loan Party or any of its respective ERISA Affiliates (but in no event more than ten days after any such event), the occurrence of any of the following events, and shall provide the Administrative Agent with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to such Co-Borrower or any of its ERISA Affiliates with respect to such event, if such event could reasonably be expected to result in liability in excess of $500,000 of any Loan Party or any of their respective ERISA Affiliates: (A) an ERISA Event, (B) the adoption of any new Pension Plan by such Co-Borrower or any ERISA Affiliate, (C) the adoption of any amendment to a Pension Plan, if such amendment will result in a material increase in benefits or unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), or (D) the commencement of contributions by such Co-Borrower or any ERISA Affiliate to any Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code; and

(ii) upon the reasonable request of the Administrative Agent after the giving, sending or filing thereof, or the receipt thereof, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Loan Party or any of its respective ERISA Affiliates with the IRS with respect to each Pension Plan; and

(iii) promptly after the receipt thereof by any Loan Party or any of its respective ERISA Affiliates, all notices from a Multiemployer Plan sponsor concerning an ERISA Event that could reasonably be expected to result in a liability in excess of $500,000 of any Loan Party or any of its respective ERISA Affiliates;

(e) any material change in accounting policies or financial reporting practices by any Loan Party;

(f) the occurrence of a Liquidity Event, whether or not such Liquidity Event occurs as of the date of any Liquidity Report delivered to the Administrative Agent;

(g) any instance in which the sum of all unrestricted cash and Cash Equivalents that are maintained in a Deposit Account or a Securities Account, in any such case, at SVB (not including any proceeds of any Non-Formula-Based Revolving Loans) equals less than $30,000,000; and

(h) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.8 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.9 Environmental Laws.

(a) Except as could not reasonably be expected to result in a Material Adverse Effect, comply in all respects with, and ensure compliance in all respects by, all tenants and subtenants, if any, with all applicable Environmental Laws, and obtain and comply in all respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by, all applicable Environmental Laws.

(b) Except as could not reasonably be expected to result in a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.10 Operating Accounts; Securities Accounts. By no later than the date occurring 60 days after the Closing Date, take all action required to maintain (a) the Borrower’s and its Subsidiaries’ primary domestic depository and operating accounts with SVB or with SVB’s Affiliates and (b) domestic Securities Accounts of the Borrower and its Subsidiaries’ with SVB or with SVB’s Affiliates; provided that the aggregate amount of all cash, Cash Equivalents and Investment Property maintained by the Borrower and its Subsidiaries in all such Deposit Accounts and Securities Accounts at SVB and its Affiliates shall at all times equal or exceed the lesser of (x) $50,000,000 and (y) an amount equal to 40% of the aggregate amount of all such cash, Cash Equivalents and Investment Property maintained in all such Deposit Accounts and Securities Accounts, wherever located or maintained. In addition, the Co-Borrowers shall ensure that the aggregate amount of all cash, Cash Equivalents and Investment Property at any time held in Deposit Accounts and Securities Accounts of the Borrower and its Subsidiaries located in foreign jurisdictions does not exceed $750,000, except to the extent that such amounts are related to Investments that are expressly permitted under Section 7.8(i) or Section 7.8(j).

6.11 Audits. At reasonable times, on one Business Day’s prior notice (provided that no notice shall be required if a Liquidity Event of an Event of Default has occurred and is continuing), the Administrative Agent, or its agents, shall have the right to inspect the Collateral and the right to audit and copy any and all of any Loan Party’s books and records relating to Collateral, including ledgers, federal and state tax returns, records regarding the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information (provided that, with respect to any such inspection to be conducted at any leased property, such inspection shall not violate the terms of any lease that is applicable to such property). The foregoing inspections and audits shall be at the Co-Borrowers’ expense, and the charge therefor shall be $850 per person per day (or such reasonably higher amount as shall represent the Administrative Agent’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. Such inspections and audits may be undertaken by the Administrative Agent in accordance with this Section 6.11 as often as the Administrative Agent shall reasonably determine is necessary.

6.12 Additional Collateral, Etc.

(a) In the event that, at any time, the Administrative Agent, for the ratable benefit of the Secured Parties, does not have a perfected Lien in any property of any Loan Party constituting Collateral, such Co-Borrower shall or shall cause any other applicable Loan Party to, promptly (and in any event within three Business Days) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent may reasonably deem necessary or advisable to evidence that such Loan Party is a Grantor and to grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable in the opinion of the Administrative Agent to grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a perfected first priority (except as expressly permitted by Section 7.3) security interest and Lien in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

(b) With respect to any new direct or indirect Material Domestic Subsidiary created or acquired after the Closing Date by any Loan Party (including any domestic Immaterial Subsidiary existing as of the Closing Date which becomes a Material Domestic Subsidiary after the Closing Date), such Co-Borrower shall or shall cause any other applicable Loan Party to, promptly (and in any event within 10 Business Days) (A) cause such new Material Domestic Subsidiary to become a Subsidiary Borrower hereunder by executing and delivering (1) to the Administrative Agent a completed Subsidiary Borrower Joinder Agreement substantially in the form of Exhibit J and (2) such joinders to each of the Notes (including any Formula-Based Revolving Loan Note, Non-Formula-Based Revolving Loan Note and Swingline Loan Note), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent or any of the Lenders may request, (B) become a party to the Guarantee and Collateral Agreement as a Grantor thereunder by executing and delivering to the Administrative agent a completed Assumption Agreement, (C) take such actions as are necessary or advisable in the opinion of the Administrative Agent to grant to the Administrative Agent (for the ratable benefit of the Secured Parties) a perfected first priority security interest and Lien in the Collateral described in the Guarantee and Collateral Agreement, with respect to such new Material Domestic Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, (D) deliver to the Administrative Agent a certificate of the secretary (or other equivalent officer) of such Material Domestic Subsidiary of the type described in Section 5.1(e), in form reasonably satisfactory to the Administrative Agent, with appropriate insertions and attachments, and (E) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions addressing such matters relating to such Material Domestic Subsidiary as the Administrative Agent may reasonably specify, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c) Promptly following the receipt and approval of all requested resolutions, incumbency certificates, opinions of counsel, Subsidiary Borrower Joinder Agreements, Assumption Agreements and other Loan Documents and other documents and information of the type specified in Section 6.12(b), the Administrative Agent shall notify the Borrower and the Lenders in writing of the effective date upon which the applicable Subsidiary of the Borrower shall constitute a “Subsidiary Borrower” for purposes under the Loan Documents, whereupon each of the parties agrees that such Subsidiary Borrower otherwise shall be a “Co-Borrower” for all purposes under the Loan Documents; provided that, notwithstanding the foregoing, no such approval of a Subsidiary Borrower shall be effective (i) if any Lender cannot legally lend to, establish credit for the account of and/or do any business whatsoever with such Subsidiary Borrower, or (iii) if the Lenders have not complied with all necessary “know your customer” or other similar identification verifications or information checks under all applicable Laws.

6.13 Insider Subordinated Indebtedness. Cause any Insider Indebtedness owing by any Loan Party to become unsecured Insider Subordinated Indebtedness (a) on or prior to the Closing Date, in respect of any such Insider Indebtedness in existence as of the Closing Date or (b) contemporaneously with the incurrence thereof, in respect of any such Insider Indebtedness incurred at any time after the Closing Date.

6.14 Use of Proceeds. Use the proceeds of each credit extension only for the purposes specified in Section 4.16.

6.15 Designated Senior Indebtedness. Cause the Loan Documents (other than the Warrant) and all of the Obligations to be deemed “Designated Senior Indebtedness” or a similar concept thereto, if applicable, for purposes of any other Indebtedness of the Loan Parties.

6.16 Deposit Account and Securities Account Balance Information. With respect to any Deposit Accounts or Securities Accounts of such Co-Borrower or any of the Borrower’s consolidated Subsidiaries that are not maintained with the Administrative Agent or one of its Affiliates, promptly take such actions as may be required to deliver to the Administrative Agent detailed information relating to the balances held in such Deposit Accounts and Securities Accounts, whether such account balance information is (a) included as an attachment to any Compliance Certificate delivered by the Borrower to the Administrative Agent or (b) requested by the Administrative Agent at any other time and from time to time in its sole discretion; provided that, in connection with any such request made by the Administrative Agent pursuant to the foregoing clause (b), the Borrower shall deliver such account balance information to the Administrative Agent within two Business Days after the date on which the Administrative agent makes such request.

6.17 Non-Permitted Repurchases. In the event that the Borrower makes any optional or mandatory repurchase of any amount of the outstanding principal of any Permitted Convertible Indebtedness that does not constitute a Permitted Repurchase (any such repurchase, a “Non-Permitted Repurchase”), the Co-Borrowers shall, by no later than the date occurring 10 Business Days after such Non-Permitted Repurchase, take all actions necessary to repay all then outstanding Obligations and otherwise effect a Discharge of Obligations (it being understood that any breach of the covenant set forth in this Section 6.17 shall result in an immediate Event of Default under Section 8.1(c)).

6.18 Further Assurances. Execute any further instruments and take such further action as the Administrative Agent reasonably deems necessary to perfect, protect, ensure the priority of or continue the Administrative Agent’s Lien on the Collateral or to effect the purposes of this Agreement.

SECTION 7

NEGATIVE COVENANTS

Each Co-Borrower hereby agrees that, at all times prior to the Discharge of Obligations, such Co-Borrower shall not, nor shall it permit any of its respective Subsidiaries, where applicable, to, directly or indirectly:

7.1 Financial Condition Covenants.

(a) Minimum Consolidated Quick Ratio. Permit the Consolidated Quick Ratio, determined as of the last day of any fiscal quarter of the Borrower, to be less than 1.60 to 1.00.

(b) Minimum Performance to Plan. Permit the aggregate amount of revenues generated by the Borrower and its consolidated Subsidiaries during any fiscal quarter of the Borrower (as determined as of the last day of any such fiscal quarter) to be less than an amount equal to 80% of the amount of consolidated revenues forecasted by the Borrower in the Revenue Plan in respect of such fiscal quarter.

7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) Indebtedness of (i) any Loan Party owing to any other Loan Party, and (ii) any Group Member that is not a Loan Party to any other Group Member that is not a Loan Party to fund working capital requirements in the ordinary course of business not inconsistent with past practices;

(c) Guarantee Obligations (i) of any Loan Party of the Indebtedness of any other Loan Party; (ii) of any Subsidiary (which is not a Loan Party) of the Indebtedness of any Loan Party, or (iii) by any Subsidiary (which is not a Loan Party) of the Indebtedness of any other Subsidiary (that is not a Loan Party), provided that, in any case (i), (ii) or (iii), the Indebtedness so guaranteed is otherwise permitted by the terms hereof;

(d) reserved;

(e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding;

(f) Surety Indebtedness and any other Indebtedness in respect of letters of credit, banker’s acceptances or similar arrangements incurred in the ordinary course of business, provided that the aggregate amount of any such Indebtedness outstanding at any time shall not exceed $500,000;

(g)(i) Unsecured Subordinated Indebtedness and (ii) Permitted Convertible Indebtedness;

(h) unsecured Indebtedness of the Loan Parties and their respective Subsidiaries in an aggregate principal amount, for all such Indebtedness taken together, not to exceed $250,000 at any one time outstanding;

(i) obligations (contingent or otherwise) of the of the Loan Parties and their respective Subsidiaries existing or arising under any Specified Swap Agreement, provided that such obligations are (or were) entered into by such Person in accordance with Section 7.13 and not for purposes of speculation;

(j) Indebtedness of a Person (other than a Loan Party or one of their respective Subsidiaries which constituted a Subsidiary prior to the consummation of the applicable merger referenced below) existing at the time such Person is merged with or into a Loan Party or a Subsidiary or becomes a Subsidiary; provided that (i) such Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition, (ii) such merger or acquisition is otherwise permitted by the terms hereof, and (iii) with respect to any such Person who becomes a Subsidiary, (A) such Subsidiary is the only obligor in respect of such Indebtedness, and (B) to the extent such Indebtedness is permitted to be secured hereunder, only the assets of such Subsidiary secure such Indebtedness;

(k) Guarantee Obligations of any Loan Party in respect of obligations (other than Indebtedness) of any Subsidiary of such Loan Party, which Guarantee Obligations are not otherwise prohibited by the terms of this Agreement or, as applicable, any other Loan Document; provided that any such Guarantee Obligation is incurred by such Loan Party in the ordinary course of business;

(l) Indebtedness owing to trade creditors that is incurred in respect of surety bonds and similar obligations in the ordinary course of business;

(m) Indebtedness of any Group Member in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, incurred in the ordinary course of business and not for overdue amounts;

(n) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(o)(i) secured Indebtedness of any Person that becomes, and continues as, a Subsidiary of any Loan Party after the date hereof as permitted hereunder, and secured Indebtedness in respect of assets acquired pursuant to an acquisition permitted hereunder and existing at the time of such asset acquisition in an aggregate amount not to exceed $5,000,000 at any time outstanding; provided that (A) no such Indebtedness is created in contemplation of such asset acquisition, (B) any such Indebtedness remains Indebtedness of such acquired Subsidiary and not of any Loan Party, and (C) immediately before and immediately after giving effect to the incurrence of such secured Indebtedness, no Default or Event of Default shall have occurred and be continuing (including without limitation any Event of Default arising from any failure to comply with the financial covenants set forth in Section 7.1), such calculation to be determined on a pro forma basis based on the financial information most recently delivered to the Administrative Agent pursuant to Section 6.1(a) or (b) (giving pro forma effect to such acquisition, as if such acquisition was consummated as of the last day of the period as to which such financial information relates); and (ii) unsecured Indebtedness of any Person that becomes, and continues as, a Subsidiary of any Loan Party after the date hereof as permitted hereunder, and unsecured Indebtedness in respect of assets acquired pursuant to an acquisition permitted hereunder and existing at the time of such asset acquisition; provided that (A) no such unsecured Indebtedness is created in contemplation of such asset acquisition, and (B) immediately before and immediately after giving effect to the incurrence of such unsecured Indebtedness, no Default or Event of Default shall have occurred and be continuing (including without limitation any Event of Default arising from any failure to comply with the financial covenants set forth in Section 7.1), such calculation to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6. 1(a) or (b); and

(p) other unsecured Indebtedness, not consisting of Indebtedness for borrowed money, in an amount not to exceed $500,000 at any time outstanding.

To the extent that the creation, incurrence or assumption of any Indebtedness could be attributable to more than one subsection of this Section 7.2, the Borrower may allocate such Indebtedness to any one or more of such subsections and in no event shall the same portion of Indebtedness be deemed to utilize or be attributable to more than one item; provided that all Indebtedness created pursuant to the Loan Documents shall be deemed to have been incurred in reliance on Section 7.2(a).

For purposes of determining compliance with the Dollar-denominated restrictions in any subsection of this Section 7.2 on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date on which such Indebtedness was incurred in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Permitted Refinancing Indebtedness incurred to modify, refinance, refund, renew or extend other Indebtedness denominated in a foreign currency, and such modification, refinancing, refunding, renewal or extension would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such modification, refinancing, refunding, renewal or extension, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as such Permitted Refinancing Indebtedness is otherwise permitted by the terms of this Section 7.2.

Notwithstanding the foregoing or any provision to the contrary in any Loan Document, no Indebtedness incurred at any time in reliance on this Section 7.2 shall cause the Non-Loan Party Investment Limit in effect at such time to be exceeded.

7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a) Liens for Taxes not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the applicable Group Member in conformity with GAAP (or, in the case of any Foreign Subsidiary, generally accepted accounting principles in effect from time to time in its respective jurisdiction of organization);

(b) carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits of cash or Cash Equivalents (but not any Collateral) in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits of cash or Cash Equivalents (but not any Collateral) made to secure earnest money deposits required under letters of intent or purchase money agreements or made to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, subleases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA);

(e) easements, rights-of-way, minor and immaterial defects or irregularities of title, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Group Member;

(f) reserved;

(g) Liens securing Indebtedness incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased; and (iv) the amount of the Indebtedness secured thereby does not exceed $1,000,000;

(h) Liens created pursuant to the Security Documents;

(i) any interest or title of a lessor or licensor under any lease or license entered into by a Group Member in the ordinary course of its business and covering only the assets so leased or licensed;

(j) judgment Liens that do not constitute a Default or an Event of Default under Section 8.1(h) of this Agreement;

(k) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents, securities, commodities and other funds on deposit in one or more accounts maintained by a Group Member (but not with respect to any Collateral), in each case arising in the ordinary course of business in favor of banks, other depositary institutions, securities or commodities intermediaries or brokerages with which such accounts are maintained securing amounts owing to such banks or financial institutions with respect to cash management and operating account management or are arising under Section 4-208 or 4-210 of the UCC on items in the course of collection;

(l)(i) cash deposits and liens on cash and Cash Equivalents (but not any Collateral) pledged to secure Indebtedness permitted under Section 7.2(f), (ii) Liens securing reimbursement obligations with respect to letters of credit permitted by Section 7.2(f) that encumber documents and other property relating to such letters of credit, and (iii) Liens securing Specified Swap Obligations permitted by Section 7.2(i);

(m) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with a Loan Party or becomes a Subsidiary of a Loan Party or acquired by a Loan Party in a transaction permitted under Sections 7.4 or 7.8; provided that (i) such Liens were not created in contemplation of such acquisition, merger, consolidation or Investment, (ii) such Liens do not extend to any assets other than those of such Person, and (iii) the applicable Indebtedness secured by such Lien is permitted under Section 7.2;

(n) the replacement, extension or renewal of any Lien permitted by clause (m) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby;

(o) reserved;

(p) reserved;

(q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(r) Liens on Indebtedness permitted under Section 7.2(o)(i) and, in each case, not created in contemplation of or in connection with such event; provided that (i) no such Lien shall extend to or cover any other property or assets of any Loan Party or any Subsidiary, as the case may be, and (ii) such Lien shall secure only those obligations that it secures on the date of any applicable asset acquisition or on the date such Person becomes a Subsidiary and any refinancing or replacement thereof;

(s)(i) leases, licenses, subleases and sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Group Members, taken as a whole, or (B) secure any Indebtedness, and (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or its Subsidiaries;

(t) Permitted Encumbrances;

(u) Liens securing Indebtedness represented by financed insurance premiums in the ordinary course of business, provided that such Liens do not extend to any property or assets other than the corresponding insurance policies being financed;

(v) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to all Group Members) $250,000 at any one time; and

(w) Liens incurred in connection with Permitted Refinancing Indebtedness; provided that any such Liens are limited in scope to the property that is encumbered by the Liens that secured the Refinanced Indebtedness to which such Permitted Refinancing Indebtedness relates.

7.4 Fundamental Changes. Except in connection with a Discharge of Obligations, merge, consolidate or amalgamate, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a) any Group Member that is not a Loan Party may be merged or consolidated with or into (i) a Loan Party (provided that such Loan Party shall be the continuing or surviving Person), and (ii) another Group Member that is not a Loan Party (provided that the surviving Group Member complies with the requirements specified in Section 6.12, if applicable);

(b) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) pursuant to any liquidation or other transaction that results in the assets of such Subsidiary being transferred to the Borrower or any other Loan Party, or (ii) pursuant to a Disposition permitted by Section 7.5; and

(c) any Investment permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation; provided that any Loan Party that is the subject of such a merger, consolidation or amalgamation shall be the surviving entity.

Notwithstanding the foregoing or any provision to the contrary in any Loan Document, no merger, Disposition or other transaction made at any time in reliance on this Section 7.4 shall cause the Non-Loan Party Investment Limit in effect at such time to be exceeded.

7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary of any Co-Borrower, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) Dispositions of obsolete, worn out or unneeded property in the ordinary course of business;

(b) Dispositions of Inventory in the ordinary course of business;

(c) Dispositions permitted by clause (i) of Section 7.4(b);

(d) the sale or issuance of the Capital Stock of any Subsidiary of the Borrower to the Borrower or any other Loan Party;

(e) the use or transfer of money, cash or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(f)(i) the non-exclusive licensing of Patents, Trademarks, Copyrights, and other Intellectual Property rights in the ordinary course of business; and (ii) licensing of Patents, Trademarks, Copyrights, and other Intellectual Property rights customary for companies of similar size and in the same industry as the applicable Co-Borrower and that are approved by such Co-Borrower’s board of directors and which would not result in a legal transfer of title of such licensed Intellectual Property, but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States;

(g) the Disposition of property (i) by any Loan Party to any other Loan Party, and (ii) by any Subsidiary that is not a Loan Party to any other Group Member;

(h) Dispositions of property subject to a Casualty Event;

(i) leases or subleases of Real Property or equipment;

(j) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; provided that any such sale or discount is undertaken in accordance with Section 6.3(b);

(k) any abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Intellectual Property (or rights relating thereto) of any Group Member that the Borrower determines in good faith is desirable in the conduct of its business and not materially disadvantageous to the interests of the Lenders;

(l) Dispositions of other property having a fair market value not to exceed $500,000 in the aggregate for any fiscal year of the Borrower, provided that at the time of any such Disposition, no Event of Default shall have occurred and be continuing or would result from such Disposition and so long as the Administrative Agent shall have a perfected, first-priority Lien in the proceeds of such Disposition;

(m) Dispositions of property in connection with any Sale Leaseback permitted pursuant to Section 7.12; and

(n) payments permitted under Section 7.6, Investments permitted under Section 7.8, and Liens permitted under Section 7.3.

provided, however, that any Disposition made pursuant to this Section 7.5 shall be made in good faith on an arm’s length basis for fair value (except for Dispositions made pursuant to Sections 7.5(c), (h) and (k)). Notwithstanding the foregoing or any provision to the contrary in any Loan Document, no Disposition made at any time in reliance on this Section 7.5 shall cause the Non-Loan Party Investment Limit in effect at such time to be exceeded.

7.6 Restricted Payments. Make any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that, so long as no Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) any Group Member may (i) make Restricted Payments to any Loan Party and (ii) declare and make dividends which are payable solely in the common Capital Stock of such Group Member;

(b) each Loan Party may, (i) purchase common Capital Stock or common Capital Stock options from any present or former officer, director or employee of any Group Member upon the death, disability or termination of employment of any such officer, director or employee; provided that no Default or Event of Default then exists or would result therefrom and the aggregate amount of payments made under this subsection (b) shall not exceed $250,000 during any fiscal year of the Borrower;

(c) each Group Member may purchase, redeem or otherwise acquire Capital Stock issued by it (i) in an amount not to exceed, when aggregated with all such purchases, redemptions and acquisitions undertaken by all Group Members pursuant to this clause (i) at any time during the term of this Agreement, $250,000, and (ii) with the proceeds received from the substantially concurrent issue of new shares of its common Capital Stock; provided that any such issuance is not otherwise prohibited hereunder (including by Section 7.5(d));

(d)(i) each Group Member may make repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such repurchased Capital Stock represents a portion of the exercise price of such options or warrants, and (ii) repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such Person upon such grant or award (or upon vesting thereof);

(e) each Group Member may deliver its common Capital Stock upon conversion of any convertible Indebtedness having been issued by the Borrower; provided that such Indebtedness is otherwise permitted by Section 7.2;

(f) the Borrower and its Subsidiaries may make Restricted Payments not otherwise permitted by one of the foregoing clauses of this Section 7.6; provided that the aggregate amount of all such Restricted Payments made pursuant to this clause (f) shall not exceed $250,000; and

(g) the Borrower may make cash interest payments (but not principal repayments or prepayments) on Permitted Convertible Indebtedness up to the amounts described in clauses (f) and (g) of the definition of Permitted Convertible Indebtedness.

Notwithstanding the foregoing or any provision to the contrary in any Loan Document, no Restricted Payment made at any time in reliance on this Section 7.6 shall cause the Non-Loan Party Investment Limit in effect at such time to be exceeded.

7.7 Reserved.

7.8 Investments. Make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b)(i) Investments in cash and Cash Equivalents and (ii) other Investments that are permitted by the Board-Approved Cash Investment Policy;

(c) Guarantee Obligations permitted by Section 7.2;

(d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $250,000 at any one time outstanding;

(e) intercompany Investments by any Group Member in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Borrower;

(f) Investments in the ordinary course of business consisting of endorsements of negotiable instruments for collection or deposit;

(g) Investments received in settlement of amounts due to any Group Member effected in the ordinary course of business or owing to such Group Member as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of such Group Member;

(h) Investments held by any Person as of the date such Person is acquired in connection with a Permitted Acquisition, provided that (A) such Investments were not made, in any case, by such Person in connection with, or in contemplation of, such Permitted Acquisition, (B) with respect to any such Person which becomes a Subsidiary as a result of such Permitted Acquisition, such Subsidiary remains the only holder of such Investment, and (C) the Non-Loan Party Investment Limit in effect at such time is not exceeded;

(i) Investments made by the Borrower in a Wholly Owned Subsidiary consisting of transfers of cash made in connection with “cost plus” funding arrangements with such Subsidiary, so long as such Investments are made in the ordinary course of business (which Investments shall, for the avoidance of doubt, be exempt from the Non-Loan Party Investment Limit);

(j) Investments made by the Borrower in a Wholly Owned Subsidiary to cover payroll and other operating expenses incurred by such Subsidiary in the ordinary course of business (and excluding any such Investments made by the Borrower for the purpose of financing any such Wholly Owned Subsidiary’s Investment in another Person or its acquisition of the Capital Stock or assets of another Person), so long as the aggregate amount of such Investments which have not been spent by the Subsidiaries of the Borrower do not exceed the amount of such expenses anticipated for such Subsidiaries during the following sixty day period (which Investments shall, for the avoidance of doubt, be exempt from the Non-Loan Party Investment Limit);

(k) Purchases or other acquisitions by any Group Member of the Capital Stock in a Person that, upon the consummation thereof, will be a Subsidiary (including as a result of a merger or consolidation) or all or substantially all of the assets of, or assets constituting one or more business units of, any Person (each a “Permitted Acquisition”); provided that, with respect to each such purchase or other acquisition:

(i) no Default, Event of Default or Liquidity Event shall exist immediately prior to or immediately after giving effect to such purchase or acquisition;

(ii) the Borrower has provided the Administrative Agent with at least 7 days’ prior written notice of such purchase or acquisition, including a reasonably detailed description thereof and on or prior to the date of such proposed purchase or acquisition, the Administrative Agent shall have received copies of the purchase or acquisition agreement and related documents (including financial information and analysis, financial projections, environmental assessments and reports, opinions, certificates and Lien search results) and other information reasonably requested by the Administrative Agent;

(iii) such purchase or acquisition does not result in a right by any Person, whether or not exercised, to accelerate the maturity of any Indebtedness;

(iv) any assets purchased or acquired by any Group Member in connection with such purchase or acquisition shall be located in the United States or a foreign jurisdiction reasonably acceptable to the Administrative Agent, and be provided to the Administrative Agent as Collateral in accordance with Section 6.12, and be free and clear of Liens (other than Permitted Liens);

(v) any Indebtedness (other than Indebtedness that is otherwise permitted under Section 7.2) assumed in connection with such purchase or acquisition shall be unsecured and subordinated to the Obligations pursuant to a Subordinated Debt Document executed by the applicable creditor;

(vi) any Material Domestic Subsidiary that is created as a result of, or in connection with, such acquisition shall comply with the requirements of Section 6.12;

(vii) the business or businesses acquired as a result of such acquisition shall be in the same or similar line of business or reasonably related to the business currently conducted by the Borrower;

(viii) each of the representations and warranties made by the Loan Parties in the Loan Documents, (A) to the extent qualified by materiality shall be true and correct, and (B) to the extent not qualified by materiality, shall be true and correct in all material respects on and as of the date of the consummation of such acquisition, except to the extent any such representation and warranty expressly refers to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date;

(ix) all transactions relating to such purchase or acquisition shall be consummated in all material respects in accordance with all Requirements of Law;

(x) no such purchase or acquisition shall constitute an Unfriendly Acquisition;

(xi)(A) the aggregate amount of the cash consideration paid by all Group Members in connection with any such Permitted Acquisition in any fiscal year shall not exceed $5,000,000, (B) the aggregate amount of the cash consideration paid by all Group Members in connection with all such Permitted Acquisitions consummated from and after the Closing Date in accordance with the terms of this Agreement shall not exceed $15,000,000, (C) the aggregate amount of the cash consideration paid by all Group Members in connection with all such Permitted Acquisitions that are consummated from and after the Closing Date and that result in the acquisition or creation of a Foreign Subsidiary or other Subsidiary or other entity, in any such case, that does not become a Subsidiary Borrower hereunder shall not exceed $7,500,000;

(l) in addition to Investments otherwise expressly permitted by this Section, Investments by the Group Members the aggregate amount of all of which Investments (valued at cost) does not exceed $250,000 during any fiscal year of the Borrower;

(m) deposits made to secure the performance of leases, licenses or contracts in the ordinary course of business, and other deposits made in connection with the incurrence of Liens permitted under Section 7.3;

(n) Investments specified in Schedule 7.8 and existing on the Closing Date; and

(o) In addition to the Investments otherwise expressly permitted by this Section 7.8, Investments (including in joint ventures, strategic alliances and corporate collaborations) by the Group Members the aggregate amount of all of which Investments (valued at cost) does not exceed $500,000 in any fiscal year of the Borrower.

Notwithstanding the foregoing or any provision to the contrary in any Loan Document, no Investment made at any time in reliance on this Section 7.8 (other than clauses (i), (j) and (k) of this Section 7.8) shall cause the Non-Loan Party Investment Limit in effect at such time to be exceeded.

7.9 ERISA. No Co-Borrower shall, nor shall any Co-Borrower permit any of its ERISA Affiliates to take any of the following actions if doing so could reasonably be expected to result in liability, individually or in the aggregate, in excess of the Threshold Amount of any Loan Party or any of their respective ERISA Affiliates: (a) terminate any Pension Plan so as to result in any material liability to such Person and any of such Person’s ERISA Affiliates, taken as a whole, (b) permit to exist any ERISA Event, or any other event or condition, which presents the risk of a material liability to any of their respective ERISA Affiliates, (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material liability to such Person or any of their respective ERISA Affiliates, (d) enter into any new Pension Plan or modify any existing Pension Plan so as to increase its obligations thereunder which could result in any material liability to any such Person and any of its respective ERISA Affiliates, taken as a whole, (e) permit the present value of all nonforfeitable accrued benefits under any Pension Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Pension Plan) materially to exceed the fair market value of Pension Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Pension Plan, or (f) engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Administrative Agent or any Lender of any of its rights under this Agreement, any Note or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code that could result in a material liability of such Person or any of its respective ERISA Affiliates.

7.10 Optional Payments and Modifications of Certain Preferred Stock and Debt Instruments. (a) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Preferred Stock or Permitted Convertible Indebtedness (i) that would move to an earlier date the scheduled redemption or maturity date or increase the amount of any scheduled redemption or principal payment or increase the rate or move to an earlier date any date for payment of dividends or interest payable thereon, (ii) that would change any of the requirements of Permitted Convertible Indebtedness described in clauses (a) through (g) of the definition thereof, or (iii) that would be otherwise materially adverse to any Lender or any other Secured Party; or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Indebtedness permitted by Section 7.2 (other than Indebtedness pursuant to any Loan Document but including any Permitted Convertible Indebtedness) that would shorten the maturity or increase the amount of any payment of principal thereof or the rate of interest thereon or shorten any date for payment of interest thereon or that would be otherwise materially adverse to any Lender or any other Secured Party.

7.11 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any other Loan Party) unless such transaction is (a) not otherwise prohibited under this Agreement or any other Loan Document, (b) in the ordinary course of business of the relevant Group Member, (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, and (d) one the consummation of which would not cause the Non-Loan Party Investment Limit in effect at such time to be exceeded.

7.12 Sale Leaseback Transactions. Enter into any Sale Leaseback Transaction unless (a) the Disposition of the applicable property subject to such Sale Leaseback Transaction is permitted under Section 7.5 (including with respect to the application of the Net Cash Proceeds received in connection therewith), and (b) any Liens in the property of any Loan Party incurred in connection with any such Sale Leaseback Transaction are permitted under Section 7.3.

7.13 Swap Agreements. Enter into any Swap Agreement, except Specified Swap Agreements which are entered into by a Group Member to (a) hedge or mitigate risks to which such Group Member has actual exposure (other than those in respect of Capital Stock), or (b) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of such Group Member.

7.14 Accounting Changes. Make any change in its (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

7.15 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired, to secure its Obligations under the Loan Documents to which it is a party, other than this Agreement and the other Loan Documents.

7.16 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Loan Party or any of their respective Subsidiaries, as applicable, to (a) make Restricted Payments in respect of any Capital Stock of such Loan Party or such Subsidiary held by, or to pay any Indebtedness owed to, any other Group Member, (b) make loans or advances to, or other Investments in, any other Group Member, or (c) transfer any of its assets to any other Group Member, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with a Disposition permitted hereby of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) customary restrictions on the assignment of leases, licenses and other agreements, (iv) restrictions of the nature referred to in clause (c) above under agreements governing purchase money liens or Capital Lease Obligations otherwise permitted hereby which restrictions are only effective against the assets financed thereby (v) any agreement in effect at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement applies only to such Subsidiary, was not entered into solely in contemplation of such Person becoming a Subsidiary or in each case that is set forth in any agreement evidencing any amendments, restatements, supplements, modifications, extensions, renewals and replacements of the foregoing, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement does not expand in any material respect the scope of any restriction or condition contained therein, or (vi) any restriction pursuant to any document, agreement or instrument governing or relating to any Lien permitted under Section 7.3(c), (m), (n) and (s) (provided that any such restriction relates only to the assets or property subject to such Lien or being Disposed).

7.17 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related, ancillary or incidental thereto.

7.18 Designation of other Indebtedness. Designate any Indebtedness or indebtedness other than the Obligations as “Designated Senior Indebtedness” or a similar concept thereto, if applicable.

7.19 Reserved.

7.20 Amendments to Organizational Agreements and Material Contracts. (a) Materially amend or permit any material amendments to any Loan Party’s organizational documents if such amendment would be adverse to the Administrative Agent or the Lenders in any material respect, (b) amend or permit any amendments to, or terminate or waive any provision of, any material Contractual Obligation if such amendment, termination, or waiver could reasonably be expected to result in a Material Adverse Effect and (c) amend or permit any amendments to, or terminate or waive any provision of, any Permitted Convertible Indebtedness, if the effect of any such amendment, termination or waiver would be to render any of the conditions specified in the definition of “Permitted Convertible Indebtedness” unsatisfied with respect to such Permitted Convertible Indebtedness.

7.21 Use of Proceeds. Use the proceeds of any extension of credit hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, to (a) purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates, or would be inconsistent with, Regulation T, U or X of the Board, or (b) finance an Unfriendly Acquisition.

7.22 Subordinated Debt; Permitted Convertible Indebtedness.

(a) Amendments of Subordinated Debt Documents. Amend, modify, supplement, waive compliance with, or consent to noncompliance with, any Subordinated Debt Document, unless the amendment, modification, supplement, waiver or consent (i) does not adversely affect the Loan Parties’ ability to pay and perform each of their respective Obligations at the time and in the manner set forth herein and in the other Loan Documents and is not otherwise adverse to the Administrative Agent and the Lenders in any material respect, and (ii) is in compliance with the subordination provisions therein and any subordination agreement with respect thereto in favor of the Administrative Agent and the Lenders.

(b) Subordinated Debt Payments. Make any voluntary or optional payment, prepayment or repayment on, redemption, exchange or acquisition for value of, or any sinking fund or similar payment with respect to, any Subordinated Debt, except as permitted by the subordination provisions in the applicable Subordinated Debt Documents and any subordination agreement with respect thereto in favor of the Administrative Agent and the Lenders.

(c) Permitted Convertible Debt Payments. Make any mandatory, voluntary or optional payment, prepayment or repayment on, redemption, repurchase, exchange or acquisition for value of, or any sinking fund or similar payment with respect to, the principal amount of any Permitted Convertible Indebtedness (other than in shares of Capital Stock of the Borrower that is not Disqualified Stock and other payments of cash in lieu of any fractional share of such Capital Stock and other than in respect of any Permitted Repurchase), or any cash payment described in the last sentence of the definition of Permitted Convertible Indebtedness; provided that, notwithstanding the foregoing, the Co-Borrowers shall not be deemed to have breached this Section 7.22(c) in the event that the Borrower makes a Non-Permitted Repurchase and the Co-Borrowers take all actions specified under Section 6.17 to repay all then outstanding Obligations and otherwise effect a Discharge of Obligations within 10 Business Days after the date on which Borrower makes such Non-Permitted Repurchase.

7.23 Sanctions. Directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent or otherwise) of Sanctions.

SECTION 8

EVENTS OF DEFAULT

8.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default:

(a) the Co-Borrowers shall fail to pay any amount of principal of any Loan when due in accordance with the terms hereof (including Section 2.8); or the Co-Borrowers shall fail to pay any amount of interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document (i) if qualified by materiality, shall be incorrect or misleading when made or deemed made, or (ii) if not qualified by materiality, shall be incorrect or misleading in any material respect when made or deemed made; or

(c) any Loan Party shall default in the observance or performance of any agreement contained in the proviso of the definition of “Consolidated Quick Assets”, Section 2.4(c), Section 2.8, Section 5.3, Section 6.1, Section 6.3(c), clause (i) or (ii) of Section 6.5(a), Section 6.6(b), Section 6.8(a), Section 6.10, Section 6.16, Section 6.17 or Section 7 of this Agreement; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document to which it is party (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the Borrower receives notice thereof or any officer of any Co-Borrower becomes aware thereof; provided, however, that is such default cannot by its nature be cured within such 30 day period or cannot after diligent attempts by the Co-Borrowers be cured within such 30 day period, and such default is likely to be cured within a reasonable time (as determined by the Administrative Agent in its sole discretion), then the Co-Borrowers shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, so long as the Co-Borrowers continue to diligently attempt to cure such default, and within such reasonable time period (i) the failure to have cured such default shall not be deemed an Event of Default, (ii) no Loans shall be advanced hereunder, (iii) no previously made Eurodollar Loans may be continued as such and (iv) no previously made ABR Loans may be converted into Eurodollar Loans; or

(e)(i) any Loan Party shall (A) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; (B) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; (C) default in making any payment or delivery under any such Indebtedness constituting a Swap Agreement beyond the period of grace, if any, provided in such Swap Agreement; or (D) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to (1) cause, or to permit the holder or beneficiary of, or, in the case of any such Indebtedness constituting a Swap Agreement, counterparty under, such Indebtedness (or a trustee or agent on behalf of such holder, beneficiary, or counterparty) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (in the case of any such Indebtedness constituting a Swap Agreement) to be terminated, or (2) to cause, with the giving of notice if required, any Loan Party to purchase, redeem, pledge or make an offer to purchase, redeem or pledge such Indebtedness prior to its stated maturity; provided that a default, event or condition described in clauses (i)(A), (B), (C) or (D) of this subsection (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i)(A), (B), (C), (D) or (E) of this subsection (e) shall have occurred with respect to Indebtedness, the outstanding principal amount (and, in the case of Swap Agreements, the Swap Termination Value) of which, individually or in the aggregate for all such Indebtedness, exceeds the Threshold Amount; or (ii) any default or event of default (however designated) shall occur with respect to any Subordinated Indebtedness of any Loan Party; or (iii) any default or event of default (however designated) shall occur with respect to any Permitted Convertible Indebtedness; or (iv) any event giving rise to the right of any holder of any Permitted Convertible Indebtedness to require a mandatory redemption or prepayment of such Permitted Convertible Indebtedness (other than to the extent constituting a Permitted Repurchase) shall occur; or

(f)(i) any Group Member (other than an Immaterial Subsidiary) shall commence any case, proceeding or other action (a) under any Debtor Relief Law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian, conservator, judicial manager or other similar official for it or for all or any substantial part of its assets, or any Group Member (other than an Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member (other than an Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above that (a) results in the entry of an order for relief or any such adjudication or appointment, or (b) remains undismissed, undischarged or unbonded for a period of 60 days (provided that, during such 60 day period, no Loans shall be advanced hereunder); or (iii) there shall be commenced against any Group Member (other than an Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof (provided that, during such 60 day period, no Loans shall be advanced hereunder); or (iv) any Group Member (other than an Immaterial Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member (other than an Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) There shall occur one or more ERISA Events which individually or in the aggregate results in or otherwise is associated with liability of any Loan Party or any ERISA Affiliate thereof in excess of the Threshold Amount during the term of this Agreement; or there exists an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) which exceeds the Threshold Amount; or

(h) There is entered against any Group Member (other than an Immaterial Subsidiary) (i) one or more final judgments or orders for the payment of money or fines or penalties issued by any Governmental Authority involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) in excess of the Threshold Amount, or (ii) one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case (i) or (ii), (A) enforcement proceedings are commenced by any creditor or any such Governmental Authority, as applicable, upon such judgment, order, penalty or fine, as applicable, or (B) such judgment, order, penalty or fine, as applicable, shall not have been vacated, discharged, stayed or bonded, as applicable, pending appeal within 45 days from the entry or issuance thereof; or

(i)(i) any of the Security Documents shall cease, for any reason, to be in full force and effect (other than pursuant to the terms thereof), or any Loan Party shall so assert in writing, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(ii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

(iii) any court order enjoins, restrains or prevents a Loan Party from conducting all or any material part of its business; or

(j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; or

(k) a Change of Control shall occur; or

(l) any of the Governmental Approvals necessary for the Loan Parties to operate their respective businesses shall have been (i) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (ii) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of the Governmental Approvals or that could result in the Governmental Authority taking any of the actions described in clause (i) above, and such decision or such revocation, rescission, suspension, modification or nonrenewal (A) has, or could reasonably be expected to have, a Material Adverse Effect, or (B) materially adversely affects the legal qualifications of any Loan Party to hold any material Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or nonrenewal could reasonably be expected to materially adversely affect the status of or legal qualifications of any Loan Party to hold any material Governmental Approval in any other jurisdiction; or

(n) Any Loan Document not otherwise referenced in Section 8.1(i) or (j), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the Discharge of Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies in writing that it has any or any further liability or obligation under any Loan Document to which it is a party, or purports to revoke, terminate or rescind any such Loan Document; or

(o) a Material Adverse Effect shall occur.

8.2 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of Section 8.1 with respect to any Co-Borrower, the Commitments shall immediately terminate automatically and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (other than the Warrant) shall automatically immediately become due and payable, and

(b) if such event is any other Event of Default, any of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower (on behalf of all of the Co-Borrowers) declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower (on behalf of all of the Co-Borrowers), declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (other than the Warrant) to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iii) the Administrative Agent may exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents (other than the Warrant). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by each Co-Borrower.

8.3 Application of Funds. After the exercise of remedies provided for in Section 8.2, any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including any Collateral-Related Expenses, fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.19, 2.20 and 2.21 (including interest thereon)) payable to the Administrative Agent, in its capacity as such;

Second, to the payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including the reasonable fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Sections 2.19, 2.20 and 2.21), in each case, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and settlement amounts, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth and payable to them;

Fifth, reserved;

Sixth, to the payment of all other Obligations of the Loan Parties that are then due and payable to the Administrative Agent and the other Secured Parties on such date, in each case, ratably among them in proportion to the respective aggregate amounts of all such Obligations described in this clause Sixth and payable to them;

Seventh, reserved; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower (for itself and all of the Co-Borrowers) or as otherwise required by Law.

SECTION 9

THE ADMINISTRATIVE AGENT

9.1 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints SVB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents (other than the Warrant) and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) The provisions of Section 9 are solely for the benefit of the Administrative Agent and the Lenders and neither any Co-Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities to any Lender or any other Person, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document (other than the Warrant) or otherwise exist against the Administrative Agent. It is understood and agreed that the use of the term “agent” herein or in any other s (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(c) The Administrative Agent shall also act as the collateral agent under the Loan Documents (other than the Warrant), and each of the Lenders (in their respective capacities as a Lender and, as applicable, Qualified Counterparty) hereby irrevocably (i) authorize the Administrative Agent to enter into all other Loan Documents (other than the Warrant), as applicable, including the Guarantee and Collateral Agreement, any subordination agreements and any other Security Documents, and (ii) appoint and authorize the Administrative Agent to act as the agent of the Secured Parties for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. The Administrative Agent, as collateral agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Section 9 and Section 10 (including Section 9.7, as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Administrative Agent is further authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action, or permit the any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent to take any action, with respect to any Collateral or the Loan Documents (other than the Warrant) which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Loan Document (other than the Warrant).

9.2 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document (other than the Warrant) by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

9.3 Exculpatory Provisions. The Administrative Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents (other than the Warrant), and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent shall not:

(a) be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;

(b) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents (other than the Warrant) that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents (other than the Warrant)), as applicable; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document (other than the Warrant) or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) except as expressly set forth herein and in the other Loan Documents (other than the Warrant), have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to any Co-Borrower or any of their Affiliates that is communicated to or obtained by any Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.2 and 10.1), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5.1, Section 5.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for any of the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document (other than the Warrant) unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents (other than the Warrant)) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents (other than the Warrant) in accordance with a request of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents (other than the Warrant)), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Loans.

9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice in writing from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action or refrain from taking such action with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys in fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Group Member or any Affiliate of a Group Member, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Group Members and their affiliates and made its own credit analysis and decision to make its Loans hereunder and enter into this Agreement. Each Lender also agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents or any related agreement or any document furnished hereunder or thereunder, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Group Members and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Group Member or any Affiliate of a Group Member that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

9.7 Indemnification. Each of the Lenders agrees to indemnify each of the Administrative Agent and each of its Related Parties in its capacity as such (to the extent not reimbursed by the Co-Borrowers or any other Loan Party pursuant to any Loan Document (other than the Warrant) and without limiting the obligation of the Co-Borrowers or any other Loan Party to do so) according to its Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, in accordance with its Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or such other Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents (other than the Warrant) or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or such other Person under or in connection with any of the foregoing and any other amounts not reimbursed by the Borrower or such other Loan Party; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the Administrative Agent’s or such other Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8 Agent in Its Individual Capacity. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Co-Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.9 Successor Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the State of California, or an Affiliate of any such bank with an office in the State of California. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and such collateral security is assigned to such successor Administrative Agent) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Co-Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of Section 9 and Section 10.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as the Administrative Agent.

9.10 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Loan Document (i) upon the Discharge of Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.1, if approved, authorized or ratified in writing by the Required Lenders;

(b) reserved;

(c) to release any Grantor or, as applicable, Guarantor from its respective obligations under the Guarantee and Collateral Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

(d) Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Grantor or, as applicable, Guarantor from its respective obligations under the Guarantee and Collateral Agreement pursuant to this Section 9.10.

(e) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or other Obligation in respect of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Co-Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Obligations in respect of any Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.9 and 10.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9 and 10.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.12 Survival. This Section 9 shall survive the Discharge of Obligations.

SECTION 10

MISCELLANEOUS

10.1 Amendments and Waivers.

(a) Neither this Agreement, nor any other Loan Document (other than the Warrant), nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document (other than the Warrant) may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document (other than the Warrant) may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (other than the Warrant) for the purpose of adding any provisions to this Agreement or the other Loan Documents (other than the Warrant) or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents (other than the Warrant) or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the date of mandatory repayment or the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Formula-Based Revolving Commitment or Non-Formula-Based Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by any Co-Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (other than the Warrant), release all or substantially all of the Collateral or release all or substantially all of the Grantors or Guarantors (as applicable) from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (D) amend, modify or waive the pro rata requirements of Section 2.18 in a manner that adversely affects Revolving Lenders without the written consent of each Revolving Lender; (E) reduce the percentage specified in the definition of Majority Revolving Lenders without the written consent of all Revolving Lenders; (F) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; or (G) amend or modify the application of payments set forth in Section 8.3 in a manner that adversely affects Revolving Lenders without the written consent of the Majority Revolving Lenders, or (3) amend or modify the application of payments provisions set forth in Section 8.3 in a manner that adversely affects any Qualified Counterparty, as applicable, without the written consent of each such Qualified Counterparty, as applicable. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent, each Qualified Counterparty, and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents (other than the Warrant), and any Default or Event of Default waived shall be deemed to be cured during the period such waiver is effective; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(b) Notwithstanding anything to the contrary contained in Section 10.1(a) above, in the event that the Borrower or any other Loan Party, as applicable, requests that this Agreement or any of the other Loan Documents (other than the Warrant), as applicable, be amended or otherwise modified in a manner which would require the consent of all of the Lenders and such amendment or other modification is agreed to by the Borrower (on behalf of itself and each other Co-Borrower) and/or such other Loan Party, as applicable, the Required Lenders and the Administrative Agent, then, with the consent of the Borrower (delivered on behalf of itself and each other Co-Borrower) and/or such other Loan Party, as applicable, the Administrative Agent and the Required Lenders, this Agreement or such other Loan Document (other than the Warrant), as applicable, may be amended without the consent of the Lender or Lenders who are unwilling to agree to such amendment or other modification (each, a “Minority Lender”), to provide for:

(i) the termination of the Commitments of each such Minority Lender;

(ii) the assumption of the Loans and Commitments of each such Minority Lender by one or more Replacement Lenders pursuant to the provisions of Section 2.23; and

(iii) the payment of all interest, fees and other obligations payable or accrued in favor of each Minority Lender and such other modifications to this Agreement or to such Loan Documents (other than the Warrant) as the Borrower, the Administrative Agent and the Required Lenders may determine to be appropriate in connection therewith.

(c) Notwithstanding any provision herein to the contrary but subject to the proviso in Section 10.1(a), this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (delivered on behalf of itself and each other Co-Borrower), (i) to add one or more additional credit or term loan facilities to this Agreement and to permit all such additional extensions of credit and all related obligations and liabilities arising in connection therewith and from time to time outstanding thereunder to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents (other than the Warrant) with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or Majority Revolving Lenders, as applicable.

(d) Reserved.

(e) Notwithstanding any provision herein to the contrary, the Warrant may be amended or otherwise modified by the parties thereto in accordance with the terms thereof without the consent of the Administrative Agent or any Lender.

10.2 Notices.

(a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile or electronic mail notice, when received, addressed as follows in the case of any Co-Borrower and the Administrative

Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Any Co-Borrower:

c/o Violin Memory, Inc.

4555 Great America Parkway, Suite #150

Santa Clara, CA 95054

Attention: Corey J. Sindelar, Chief Financial Officer

Facsimile No.: (866) 862-6690

Telephone No.: (650) 396-1698

E-Mail: csindelar@vmem.com

Website URL: violin-memory.com

Administrative Agent:	Silicon Valley Bank 2400 Hanover Street Palo Alto, CA 94304 Attention: Matthew Wright Facsimile No.: (415) 615-0214 Telephone No.: (650) 320-1153 E-Mail: mwright@svb.com provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower (on its own behalf and on behalf of the other Co-Borrowers) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment); and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (a) and (b), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)(i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Co-Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Co-Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document (other than the Warrant) or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Co-Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Indemnification by the Co-Borrowers. The Co-Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Co-Borrowers or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by any Co-Borrower or any of its respective Subsidiaries, or any Environmental Liability related in any way to any Co-Borrower or any of its respective Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Co-Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Co-Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the applicable Co-Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 10.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Co-Borrowers (or any other Loan Party pursuant to any other Loan Document (other than the Warrant)) for any reason fails indefeasibly to pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the Administrative Agent acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Sections 2.1, 2.4 and 2.20(e).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Co-Borrower shall assert, and each Co-Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(f) Survival. Each party’s obligations under this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Loan Documents, the termination of the Commitments and the Discharge of Obligations.

10.6 Successors and Assigns; Participations and Assignments.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Co-Borrower may assign or otherwise transfer any of its respective rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitments are not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower (for itself and on behalf of each other Co-Borrower) otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and/or the Commitments assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment by a Lender except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (for itself and on behalf of each other Co-Borrower, such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower (for itself and on behalf of each other Co-Borrower) shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Revolving Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent any such administrative questionnaire as the Administrative Agent may request.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) a Loan Party or any of a Loan Party’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower (for itself and on behalf of each other Co-Borrower) and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Revolving Formula-Based Percentage and/or its Revolving Non-Formula-Based Percentage, as applicable. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and subject to the obligations of Sections 2.19, 2.20, 2.21 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Co-Borrowers, shall maintain at one of its offices in California a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Co-Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Co-Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person or any Loan Party or any of any Loan Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Co-Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnities under Sections 2.20(e) and 9.7 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which affects such Participant and for which the consent of such Lender is required (as described in Section 10.1). Each Co-Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 (subject to the requirements and limitations therein, including the requirements under Section 2.20(f) (it being understood that the documentation required under Section 2.20(f) shall be delivered by such Participant to the Lender granting the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.23 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.19 or 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in any Requirement of Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and the Co-Borrowers’ expense, to use reasonable efforts to cooperate with the Co-Borrowers to effectuate the provisions of Section 2.23 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(k) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Co-Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (other than the Warrant) (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document (other than the Warrant)) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Notes. The Co-Borrowers, upon receipt by the Borrower of written notice from the relevant Lender, agree to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 10.6.

(g) Representations and Warranties of Lenders. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments or Loans, as the case may be, represents and warrants as of the Closing Date or as of the effective date of the applicable Assignment and Assumption that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments, loans or investments such as the Commitments and Loans; and (iii) it will make or invest in its Commitments and Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments and Loans within the meaning of the Securities Act or the Exchange Act, or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments and Loans or any interests therein shall at all times remain within its exclusive control).

10.7 Adjustments; Set-off.

(a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8.2, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) obtaining the prior written consent of the Administrative Agent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, without prior notice to any Co-Borrower or any other Loan Party, any such notice being expressly waived by the Co-Borrowers and each Loan Party, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, at any time held or owing, and any other credits, indebtedness, claims or obligations, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, its Affiliates or any branch or agency thereof to or for the credit or the account of any Co-Borrower or any other Loan Party, as the case may be, against any and all of the obligations of the Co-Borrowers or such other Loan Party now or hereafter existing under this Agreement or any other Loan Document (other than the Warrant) to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document (other than the Warrant) and although such obligations of the Co-Borrowers or such other Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender or any of its Affiliates shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate thereof from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender or Affiliate thereof as to which it exercised such right of setoff. Each Lender agrees to notify the Borrower (for itself and each other Co-Borrower) and the Administrative Agent promptly after any such setoff and application made by such Lender or any of its Affiliates; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and its Affiliates under this Section 10.7 are in addition to other rights and remedies (including other rights of set-off) which such Lender or its Affiliates may have.

10.8 Payments Set Aside. To the extent that any payment or transfer by or on behalf of the Co-Borrowers is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or transfer or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. This Section 10.8 shall survive the Discharge of Obligations.

10.9 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower (on behalf of all of the Co-Borrowers). In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Electronic Execution of Assignments.

(a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

(b) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.11 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.11, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited under or in connection with any Insolvency Proceeding, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.12 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Co-Borrowers, the other Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF). This Section 10.13 shall survive the Discharge of Obligations.

10.14 Submission to Jurisdiction; Waivers. Each Co-Borrower hereby irrevocably and unconditionally:

(a) submits to the exclusive jurisdiction of the State and Federal courts in the Northern District of the State of California; provided that nothing in this Agreement shall be deemed to operate to preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent or such Lender. Each Co-Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Co-Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Co-Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to the Borrower (for itself and the other Co-Borrowers) at the addresses set forth in Section 10.2 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of the Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid;

(b) WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL;

(c) AGREES, WITHOUT INTENDING IN ANY WAY TO LIMIT ITS AGREEMENT TO WAIVE ITS RIGHT TO A TRIAL BY JURY, that if the above waiver of the right to a trial by jury is not enforceable, any and all disputes or controversies of any nature arising under the Loan Documents at any time shall be decided by a reference to a private judge, mutually selected by the Borrower (on behalf of itself and the other Co-Borrowers), the Administrative Agent and the Lenders (or, if they cannot agree, by the Presiding Judge in the Northern District of the State of California) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in the Northern District of the State of California; and each Co-Borrower hereby submits to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the court in the Northern District of the State of California for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. Each Co-Borrower shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. Each Co-Borrower agrees that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of the Administrative Agent or any Lender at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation and enforceability of this paragraph; and

(d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

This Section 10.14 shall survive the Discharge of Obligations.

10.15 Acknowledgements. Each Co-Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) none of the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Co-Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Co-Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Co-Borrowers and the Lenders.

10.16 Releases of Guarantees and Liens.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower (on behalf of itself and the other Co-Borrowers) having the effect of releasing any Collateral or guarantee obligations (1) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document (other than the Warrant) or that has been consented to in accordance with Section 10.1 or (2) under the circumstances described in Section 10.16(b) below.

(b) At such time as the Loans and the other Obligations under the Loan Documents (other than the Warrant and other than with respect to inchoate indemnity obligations and obligations that are stated to survive the termination of the Loan Documents) shall have been paid in full, the Commitments shall have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person. Notwithstanding anything to the contrary herein or in any other Loan Document, in connection with any “Discharge of Obligations” or any payoff letter (however designated) relating thereto, the Warrant shall not be deemed to be a Loan Document and the obligations of the Borrower under the Warrant shall survive such “Discharge of Obligations” and the termination of the Loan Documents.

10.17 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, upon the request or demand of any Governmental Authority, in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law or if requested or required to do so in connection with any litigation or similar proceeding; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Co-Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating any Co-Borrower or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of any Co-Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than a Co-Borrower.

Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

For purposes of this Section, “Information” means all information received from any Co-Borrower or any of its Subsidiaries relating to any Co-Borrower or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Co-Borrower or any of their Subsidiaries; provided that, in the case of information received from a Co-Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.18 Automatic Debits. With respect to any principal, interest, fee, or any other cost or expense (including attorney costs of the Administrative Agent or any Lender payable by the Co-Borrowers hereunder) due and payable to the Administrative Agent or any Lender under the Loan Documents, each Co-Borrower hereby irrevocably authorizes the Administrative Agent to debit any deposit account of such Co-Borrower maintained with the Administrative Agent in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such principal, interest, fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount then due, such debits will be reversed (in whole or in part, in the Administrative Agent’s sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section 10.18 shall be deemed a set-off.

10.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Co-Borrower and each other Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Co-Borrower or any other Loan Party in the Agreement Currency, such Co-Borrower and each other Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (on behalf of all of the Co-Borrowers) or other Loan Party, as applicable (or to any other Person who may be entitled thereto under applicable law).

10.20 Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies each Co-Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Co-Borrower, which information includes the names and addresses and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Co-Borrower in accordance with the Patriot Act. Each Co-Borrower will, and will cause each of its Subsidiaries to, provide, to the extent commercially reasonable or required by any Requirement of Law, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

10.21 Termination. This Agreement (other than Sections 2.19, 2.20, 2.21, 9, 10.5, 10.8, 10.13 and 10.14, and any other agreement set forth in a Loan Document that expressly survives the termination of the Commitments and the Discharge of the Obligations) and the Commitments of each Lender shall terminate upon the occurrence of the Discharge of Obligations. For the avoidance of doubt, the Warrant shall terminate in accordance with the terms and provisions set forth therein, without regard to the prior occurrence of the Discharge of Obligations.

10.22 Warrant. Notwithstanding anything to the contrary contained in any other agreement between the Borrower and the Administrative Agent, the parties hereby agree that the Warrant and all of the Borrower’s obligations under the Warrant remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER: VIOLIN MEMORY, INC. as the Borrower

By:	/s/ Cory Sindelar

Name:	/s/ Cory Sindelar

Title:	Chief Financial Officer

ADMINISTRATIVE AGENT: SILICON VALLEY BANK as the Administrative Agent

By:	/s/ Matthew Wright

Name:	Matthew Wright

Title:	Director

LENDERS: SILICON VALLEY BANK as a Lender

By:	/s/ Matthew Wright

Name:	Matthew Wright

Title:	Director

SCHEDULE 1.1A

COMMITMENTS

AND AGGREGATE EXPOSURE PERCENTAGES

FORMULA-BASED REVOLVING COMMITMENTS1

Lender	Formula-Based Revolving Commitment	Revolving Formula-Based Percentage

Silicon Valley Bank	$20,000,000	100.000000000%

Total	$20,000,000	100.000000000%

NON-FORMULA-BASED REVOLVING COMMITMENTS2

Lender	Non-Formula-Based Revolving Commitment	Revolving Non-Formula-Based Percentage

Silicon Valley Bank	$10,000,000	100.000000000%

Total	$10,000,000	100.000000000%

[1]	The principal amount all Formula-Based Revolving Loans outstanding at any time, when added to the aggregate principal amount of any Non-Formula-Based Revolving Loans outstanding at such time, shall not exceed $20,000,000.
[2]	The principal amount all Non-Formula-Based Revolving Loans outstanding at any time, when added to the aggregate principal amount of any Formula-Based Revolving Loans outstanding at such time, shall not exceed $20,000,000.

SCHEDULE 4.4

GOVERNMENTAL APPROVALS, CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

Part A: Required Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and that are in full force and effect:

None.

Part B: Required Governmental Approvals, consents, authorizations, filings and notices that have not been obtained or made and that are not in full force and effect:

1.	Form 8-K respecting the Credit Agreement and the associated transaction to be filed with the SEC upon closing.

2.	Regulation D filing in respect of any shares of common stock of the Borrower issuable to SVB in connection with the Warrant.

3.	Any State law securities filings that would need to be made in connection with the issuance by the Borrower to SVB of shares of the Borrower’s common stock pursuant to the Warrant.

SCHEDULE 4.5

REQUIREMENTS OF LAW

1.	Amended and Restated Certificate of Incorporation of the Borrower dated as of October 2, 2013

2.	Amended and Restated Bylaws of the Borrower, effective as of October 2, 2013

SCHEDULE 4.6

LITIGATION

None.

SCHEDULE 4.15

SUBSIDIARIES

Subsidiary	Jurisdiction	Percentage Ownership Interest	Class of Stock/ Shares Owned
Violin Memory Federal Systems, Inc.	Delaware	100%	Common
Violin Memory EMEA Limited	England and Wales	100%	Ordinary
Violin Memory Singapore Pte. Ltd.	Singapore	100%	Ordinary
Violin Memory K.K.	Japan	100%	Ordinary
Violin Memory China WOFE	China	100%	N/A

SCHEDULE 4.17

ENVIRONMENTAL MATTERS

None.

SCHEDULE 4.19(a)

FINANCING STATEMENTS AND OTHER FILINGS

1. UCC-1 financing statement naming the Borrower as “debtor” and the Administrative Agent as “secured party” (for the ratable benefit of the Secured Parties) thereunder, to be filed with the filing office of the Secretary of State of the State of Delaware.

SCHEDULE 7.2(d)

RESERVED

SCHEDULE 7.3(f)

EXISTING LIENS

None.

SCHEDULE 7.8

EXISTING INVESTMENTS

RiverMeadow:

In September 2013, the Borrower purchased 118,204 shares of Series B convertible preferred stock of RiverMeadow Software, Inc. for $0.5 million. As of March 31, 2014, the Borrower, one former officer, and two former directors collectively owned approximately 19% of the outstanding stock of RiverMeadow Software, Inc. on a fully diluted basis.

Subsidiaries:

Subsidiary	Jurisdiction	Percentage Ownership Interest	Class of Stock/ Shares Owned
Violin Memory Federal Systems, Inc.	Delaware	100%	Common
Violin Memory EMEA Limited	England and Wales	100%	Ordinary
Violin Memory Singapore Pte. Ltd.	Singapore	100%	Ordinary
Violin Memory K.K.	Japan	100%	Ordinary
Violin Memory China WOFE	China	100%	N/A